EXHIBIT 99.8

Estimates

Fiscal Year Ending March 31, 2022

BRITISH COLUMBIA

Estimates

Fiscal Year Ending March 31, 2022

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2021/22. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2020/21 fiscal year for comparative purposes.

For core government – viz. the CRF – the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improves the cost of living for families; makes investments in health care, education, transportation, and other priorities; and provides a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and statutory appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at https://www.bcbudget.gov.bc.ca/.

The 2021/22 Estimates are composed of three separate sections:

1.	Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.	Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.	Summary — summarizes total voted and statutory expense, capital, and other financing transactions.

2.	Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.	Vote and Statutory Appropriations Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.	Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.	Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.	Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2020/21 main Estimates to the restated 2020/21 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship Between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on the CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation – voted or statutory.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business or the Summary by Vote; and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally include inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosures in the Summary by Core Business and the Summary by Vote only add External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board – in effect, limiting their inherent spending authority. $1,000 placeholders are used when a reasonable estimate is not available. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of costs in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These costs are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures – Schedule C

These expenditures reflect the acquisition cost of tangible capital assets. While the initial expenditure is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements – Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities – Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of programs or entities and remits it to them. The total estimated disbursements set out in Schedule E are included in the Supply Act. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.	Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2021/22 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2019/20 Public Accounts on the Ministry of Finance website at: https://www2.gov.bc.ca/gov/content/governments/finances/public-accounts.

2.	Reporting Entity — The government reporting entity includes organizations that meet the criteria of control by the province as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.	Consolidation — The 2021/22 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2021/22 Estimates

For comparative purposes, the 2020/21 Estimates and Updated Forecast amounts have been restated to be consistent with the 2021/22 Estimates presentation. These restatements reflect the government reorganizations since the 2020/21 Estimates were presented to the Legislative Assembly on February 18, 2020; incorporate a number of inter-ministry transfers and/or changes; and adjust expenses for presentation changes. A reconciliation of restated General Fund operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

ESTIMATES, 21/22

ESTIMATED STATEMENT OF FINANCIAL POSITION1

($000)

Estimates 2020/21	Updated Forecast 2020/21		Estimates 2021/22
		Financial Assets[2]
2,617,000	4,822,000	Cash and temporary investments	2,306,000
6,364,000	6,326,000	Receivables and inventories for resale	6,380,000
7,288,000	7,166,000	Loans and other investments	7,471,000
501,000	494,000	Sinking Funds	522,000
8,029,000	9,519,000	Equity in self-supported Crown corporations	9,332,000
25,731,000	26,254,000	Financed assets of self-supported Crown corporations [3]	29,005,000
50,530,000	54,581,000	Total Financial Assets	55,016,000

		Liabilities
11,972,000	12,227,000	Accounts payable and accrued liabilities	12,712,000
11,690,000	11,186,000	Deferred revenue	12,062,000
23,662,000	23,413,000		24,774,000
		Debt
76,092,000	87,486,000	Total provincial debt	101,880,000
501,000	494,000	Add: Debt offset by sinking funds	522,000
(1,164,000)	(1,275,000)	Less: Guarantees and non-guaranteed debt	(1,238,000)
75,429,000	86,705,000	Financial statement debt before forecast allowance	101,164,000
300,000	—	Forecast allowance	1,000,000
75,729,000	86,705,000	Total Debt [4]	102,164,000
99,391,000	110,118,000	Total Liabilities	126,938,000
(48,861,000)	(55,537,000)	Net Liabilities	(71,922,000)

		Non-Financial Assets[2]
55,104,000	53,720,000	Investment in capital assets (net) [5]	59,566,000
1,951,000	1,999,000	Restricted assets	2,063,000
852,000	1,141,000	Other assets	837,000
57,907,000	56,860,000	Total Non-Financial Assets	62,466,000
9,046,000	1,323,000	Accumulated Surplus (Deficit)	(9,456,000)

[1]	Figures have been rounded to the nearest million.
[2]	Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.
[3]	Includes loans to Crown corporations for the purchase of capital assets.
[4]	Under generally accepted accounting principles, total debt includes sinking funds and forecast allowance, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.
[5]	Investment in capital assets is reported net of amortization.

ESTIMATES, 21/22

ESTIMATED STATEMENT OF OPERATIONS1

($000)

Estimates 2020/21	Updated Forecast 2020/21		Estimates 2021/22
60,585,000	60,967,000	Total Revenue	58,929,000
60,058,000	69,111,000	Total Expense	67,627,000
527,000	(8,144,000)	Surplus (Deficit) before forecast allowance	(8,698,000)
(300,000)	—	Forecast allowance	(1,000,000)
227,000	(8,144,000)	Surplus (Deficit)	(9,698,000)
8,754,000	8,106,000	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	(38,000)
8,981,000	(38,000)	Accumulated surplus (deficit) before comprehensive income	(9,736,000)
65,000	1,361,000	Accumulated comprehensive income of self-supported Crown corporations	280,000
9,046,000	1,323,000	Accumulated Surplus (Deficit), end of year	(9,456,000)

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT1

($000)

Estimates 2020/21	Updated Forecast 2020/21		Estimates 2021/22
(527,000)	8,144,000	(Surplus) Deficit before forecast allowance [2]	8,698,000
(2,595,000)	(2,582,000)	Adjustment for non-cash items [3]	(2,633,000)
835,000	1,419,000	Self-supported Crown corporation retained earnings for the year [4]	894,000
(595,000)	(610,000)	(Increase) decrease in deferred revenue	(876,000)
61,000	(68,000)	Increase (decrease) in restricted and other assets	(240,000)
(446,000)	931,000	Working capital changes (net)	(3,114,000)
(3,267,000)	7,234,000	Operating Requirement (Repayment)	2,729,000
475,000	390,000	Loans, investments and other requirements (Schedule D)	472,000
(162,000)	(198,000)	Increase (decrease) in debt sinking fund balances	28,000
313,000	192,000	Investing Requirement (Repayment)	500,000
7,126,000	6,277,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	8,479,000
1,144,000	1,486,000	Increase (decrease) in financed assets of self-supported Crown corporations	2,751,000
8,270,000	7,763,000	Financing Requirement	11,230,000

300,000	—	Forecast allowance	1,000,000

5,616,000	15,189,000	Net increase (decrease) in total debt	15,459,000
70,113,000	71,516,000	Total debt, beginning of year	86,705,000
75,729,000	86,705,000	Total Debt, end of year	102,164,000

[1]	Figures have been rounded to the nearest million.

[2]	For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

[3]	These adjustments include amortization of capital assets and valuation adjustments.

[4]	Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 21/22

ESTIMATED REVENUE BY SOURCE1

($000)

Estimates 2020/21	Updated Forecast 2020/21		Estimates 2021/22
		Taxation Revenue
11,771,000	11,118,000	Personal income	11,170,000
4,739,000	4,807,000	Corporate income	3,409,000
1,924,000	1,840,000	Employer health	1,923,000
7,905,000	7,446,000	Sales [2]	7,872,000
1,024,000	933,000	Fuel	983,000
1,954,000	1,640,000	Carbon	1,985,000
755,000	720,000	Tobacco	780,000
3,026,000	2,324,000	Property	2,970,000
1,586,000	2,000,000	Property transfer	1,975,000
660,000	705,000	Insurance premium	715,000
35,344,000	33,533,000	Total Taxation Revenue	33,782,000
		Natural Resource Revenue
207,000	191,000	Natural gas royalties	286,000
168,000	165,000	Bonus bids, rents on drilling rights and leases	141,000
463,000	302,000	Other energy and minerals	398,000
867,000	1,121,000	Forests	1,204,000
444,000	436,000	Other natural resources	503,000
2,149,000	2,215,000	Total Natural Resource Revenue	2,532,000
		Other Revenue
4,667,000	4,442,000	Fees and licences	4,637,000
1,247,000	1,205,000	Investment earnings	1,174,000
3,798,000	3,151,000	Miscellaneous [3]	3,409,000
9,712,000	8,798,000	Total Other Revenue	9,220,000
		Contributions from the Federal Government
7,683,000	8,285,000	Health and social transfers	7,939,000
-	2,616,000	COVID-19 related funding	175,000
2,280,000	2,459,000	Other federal government contributions [4]	2,416,000
9,963,000	13,360,000	Total Contributions from the Federal Government	10,530,000
		Self-supported Crown Corporations
712,000	691,000	British Columbia Hydro and Power Authority	712,000
1,134,000	1,151,000	Liquor Distribution Branch	1,099,000
1,363,000	383,000	British Columbia Lottery Corporation [5]	771,000
86,000	709,000	Insurance Corporation of British Columbia	154,000
122,000	127,000	Other [6]	129,000
3,417,000	3,061,000	Net Earnings of Self-supported Crown Corporations	2,865,000
60,585,000	60,967,000	Total Revenue	58,929,000

[1]	Figures have been rounded to the nearest million.
[2]	Includes provincial sales tax, HST/PST housing transition tax, and harmonized sales tax related to prior years.
[3]	Includes reimbursements for health care and other services provided to external agencies, and other recoveries.
[4]	Includes contributions for health, education, community development, housing and social service programs, and transportation projects.
[5]	Net of payments to the federal government and beginning in 2021/22, also net of payments under the gaming revenue sharing agreement with First Nations.
[6]	Includes Columbia Power Corporation, BC Railway Company, Columbia Basin power projects, and other agencies’ self-supported subsidiaries.

ESTIMATES, 21/22

ESTIMATED EXPENSE BY FUNCTION1

($000)

Estimates[2] 2020/21	Updated Forecast 2020/21		Estimates 2021/22
		Health
5,275,000	5,275,000	Medical Services Plan	5,589,000
1,561,000	1,561,000	Pharmacare	1,620,000
16,541,000	16,586,000	Regional services	17,926,000
908,000	917,000	Other healthcare expenses	971,000
24,285,000	24,339,000	Total Health	26,106,000
		Education
7,618,000	8,024,000	Elementary and secondary	8,059,000
7,125,000	6,982,000	Post-secondary	7,293,000
435,000	432,000	Other education expenses	453,000
15,178,000	15,438,000	Total Education	15,805,000
		Social Services
2,363,000	2,441,000	Social assistance	2,885,000
2,239,000	2,232,000	Child welfare	2,512,000
352,000	884,000	Low income tax credit transfers	370,000
1,247,000	1,225,000	Community living and other services	1,405,000
6,201,000	6,782,000	Total Social Services	7,172,000

1,817,000	1,954,000	Protection of persons and property	1,935,000
2,228,000	2,172,000	Transportation	2,336,000
3,097,000	3,262,000	Natural resources and economic development	3,467,000
2,033,000	2,719,000	Other	2,218,000
600,000	736,000	Contingencies	1,000,000
-	7,510,000	Pandemic and Recovery Contingencies	3,250,000
1,896,000	1,499,000	General government	1,531,000
2,723,000	2,700,000	Debt servicing	2,807,000
60,058,000	69,111,000	Total Expense	67,627,000

[1]	Figures have been rounded to the nearest million.
[2]	The 2020/21 Estimates amounts have been restated to be consistent with the 2021/22 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

ESTIMATES, 21/22

ESTIMATED EXPENSE BY ORGANIZATION1

($000)

Estimates [2] 2020/21	Updated Forecast [2] 2020/21		Estimates 2021/22
85,014	85,014	Legislative Assembly	86,062
75,846	143,846	Officers of the Legislature	84,630
11,334	11,334	Office of the Premier	14,678
2,366,498	2,366,498	Ministry of Advanced Education and Skills Training	2,592,081
95,404	95,404	Ministry of Agriculture, Food and Fisheries	99,837
1,153,704	1,153,840	Ministry of Attorney General	1,272,501
2,223,356	2,224,446	Ministry of Children and Family Development	2,392,755
554,522	553,650	Ministry of Citizens’ Services	604,304
6,694,425	6,694,403	Ministry of Education	7,131,834
113,631	113,631	Ministry of Energy, Mines and Low Carbon Innovation	108,700
244,646	260,646	Ministry of Environment and Climate Change Strategy	301,362
839,335	1,767,619	Ministry of Finance	989,825
843,968	928,968	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	887,861
22,189,635	22,189,635	Ministry of Health	23,872,948
96,672	96,672	Ministry of Indigenous Relations and Reconciliation	178,713
78,418	77,616	Ministry of Jobs, Economic Recovery and Innovation	79,148
17,185	17,185	Ministry of Labour	17,374
12,712	12,712	Ministry of Mental Health and Addictions	12,735
148,578	149,313	Ministry of Municipal Affairs	308,198
871,118	991,693	Ministry of Public Safety and Solicitor General	900,858
3,681,835	3,681,820	Ministry of Social Development and Poverty Reduction	4,359,801
158,714	158,753	Ministry of Tourism, Arts, Culture and Sport	162,227
929,374	928,920	Ministry of Transportation and Infrastructure	948,948
1,196,835	1,247,835	Management of Public Funds and Debt	1,339,774
5,545,241	5,299,547	Other Appropriations	9,572,846
50,228,000	51,251,000	Total Appropriations	58,320,000
—	7,510,000	Supplementary Estimates	—
(20,000)	(15,000)	Elimination of transactions between appropriations [3]	(14,000)
—	(80,000)	Reversal of prior year over accruals	—
50,208,000	58,666,000	Consolidated Revenue Fund Expense	58,306,000
3,335,000	4,335,000	Expenses recovered from external entities [4]	3,535,000
(30,813,000)	(33,891,000)	Grants to service delivery agencies and other internal transfers [5]	(33,682,000)
22,730,000	29,110,000	Ministries and special offices program expense	28,159,000
		Service delivery agency expense [6]
7,080,000	7,535,000	School districts	7,482,000
6,921,000	6,824,000	Post-secondary institutions	7,007,000
17,425,000	19,371,000	Health authorities and hospital societies	18,271,000
5,902,000	6,271,000	Other service delivery agencies	6,708,000
37,328,000	40,001,000	Service delivery agency expense	39,468,000
60,058,000	69,111,000	Total Expense	67,627,000

[1]	Figures, other than appropriations, have been rounded to the nearest million.
[2]	The 2020/21 Estimates and Updated Forecast amounts have been restated to be consistent with the 2021/22 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.
[3]	Reflects payments made under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.
[4]	Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.
[5]	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.
[6]	See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 21/22

ESTIMATED GENERAL FUND APPROPRIATIONS

($000)

Estimates ¹ 2020/21	Vote No. ²		Estimates 2021/22
		Legislative Assembly
85,014	1	Legislative Assembly	86,062
85,014		Total Voted Appropriations	86,062
85,014		Total Appropriations	86,062

		Officers of the Legislature
18,575	2	Auditor General	20,082
734	3	Conflict of Interest Commissioner	738
18,801	4	Elections BC	21,126
5,500	5	Human Rights Commissioner	6,815
6,942	6	Information and Privacy Commissioner	7,589
1,365	7	Merit Commissioner	1,377
9,366	8	Ombudsperson	10,802
4,092	9	Police Complaint Commissioner	5,460
10,471	10	Representative for Children and Youth	10,641
75,846		Total Voted Appropriations	84,630
75,846		Total Appropriations	84,630

		Office of the Premier
11,334	11	Office of the Premier	14,678
11,334		Total Voted Appropriations	14,678
11,334		Total Appropriations	14,678

		Ministry of Advanced Education and Skills Training
2,366,498	12	Ministry Operations	2,592,081
2,366,498		Total Voted Appropriations	2,592,081
2,366,498		Total Appropriations	2,592,081

		Ministry of Agriculture, Food and Fisheries
77,261	13	Ministry Operations	81,636
4,943	14	Agricultural Land Commission	5,001
82,204		Total Voted Appropriations	86,637

23,200	(S)	Production Insurance Account	23,200
(10,000)		Less: Transfer from Ministry Operations Vote	(10,000)
13,200		Total Statutory Appropriations	13,200
95,404		Total Appropriations	99,837

[1]	For comparison purposes, amounts shown for 2020/21 Estimates have been restated to be consistent with the presentation of the 2021/22 Estimates. Schedule A presents a reconciliation of transfers between ministries.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 21/22

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹ 2020/21	Vote No. ²		Estimates 2021/22
		Ministry of Attorney General
506,694	15	Ministry Operations	554,901
83,572	16	Judiciary	89,547
24,500	17	Crown Proceeding Act	24,500
9,075	18	Independent Investigations Office	9,093
506,843	19	Housing	576,465
1,130,684		Total Voted Appropriations	1,254,506

12,884	(S)	Housing Endowment Fund special account	12,884
10,355	(S)	Public Guardian and Trustee Operating Account	10,756
(10,355)		Less: Transfer from Ministry Operations Vote	(10,756)
10,136		Public Inquiry Act	5,111
23,020		Total Statutory Appropriations	17,995
1,153,704		Total Appropriations	1,272,501

		Ministry of Children and Family Development
2,223,356	20	Ministry Operations	2,392,755
2,223,356		Total Voted Appropriations	2,392,755
2,223,356		Total Appropriations	2,392,755

		Ministry of Citizens’ Services
554,522	21	Ministry Operations	604,304
554,522		Total Voted Appropriations	604,304
554,522		Total Appropriations	604,304

		Ministry of Education
6,655,449	22	Ministry Operations	7,093,293
6,655,449		Total Voted Appropriations	7,093,293

30,001	(S)	British Columbia Training and Education Savings Program special account	30,001
8,975	(S)	Teachers Act Special Account	8,540
38,976		Total Statutory Appropriations	38,541
6,694,425		Total Appropriations	7,131,834

		Ministry of Energy, Mines and Low Carbon Innovation
110,935	23	Ministry Operations	100,597
110,935		Total Voted Appropriations	100,597

2,696	(S)	Innovative Clean Energy Fund special account	8,103
2,696		Total Statutory Appropriations	8,103
113,631		Total Appropriations	108,700

[1]	For comparison purposes, amounts shown for 2020/21 Estimates have been restated to be consistent with the presentation of the 2021/22 Estimates. Schedule A presents a reconciliation of transfers between ministries.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 21/22

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹ 2020/21	Vote No. ²		Estimates 2021/22
		Ministry of Environment and Climate Change Strategy
194,902	24	Ministry Operations	250,105
14,712	25	Environmental Assessment Office	15,322
209,614		Total Voted Appropriations	265,427

9,000	(S)	Park Enhancement Fund special account	9,800
26,032	(S)	Sustainable Environment Fund	26,135
35,032		Total Statutory Appropriations	35,935
244,646		Total Appropriations	301,362

		Ministry of Finance
269,207	26	Ministry Operations	307,466
28,326	27	Government Communications and Public Engagement	28,338
54,381	28	BC Public Service Agency	59,507
1	29	Benefits and Other Employment Costs	1
351,915		Total Voted Appropriations	395,312

456,289	(S)	Housing Priority Initiatives special account	565,110
4,573	(S)	Insurance and Risk Management Account	4,630
67,953	(S)	Long Term Disability Fund special account	69,150
(41,405)		Less: Transfer from Ministry Operations Vote	(44,387)
10	(S)	Provincial Home Acquisition Wind Up special account	10
487,420		Total Statutory Appropriations	594,513
839,335		Total Appropriations	989,825

		Ministry of Forests, Lands, Natural Resource Operations and Rural Development
489,126	30	Ministry Operations	517,715
136,310	31	Fire Management	136,310
625,436		Total Voted Appropriations	654,025

218,512	(S)	BC Timber Sales Account	233,816
20	(S)	Crown Land special account	20
─	(S)	Forest Stand Management Fund	─
218,532		Total Statutory Appropriations	233,836
843,968		Total Appropriations	887,861

		Ministry of Health
22,042,385	32	Ministry Operations	23,725,698
22,042,385		Total Voted Appropriations	23,725,698

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
22,189,635		Total Appropriations	23,872,948

[1]	For comparison purposes, amounts shown for 2020/21 Estimates have been restated to be consistent with the presentation of the 2021/22 Estimates. Schedule A presents a reconciliation of transfers between ministries.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 21/22

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹ 2020/21	Vote No. ²		Estimates 2021/22
		Ministry of Indigenous Relations and Reconciliation
47,124	33	Ministry Operations	50,740
39,442	34	Treaty and Other Agreements Funding	117,063
86,566		Total Voted Appropriations	167,803

1,905	(S)	First Citizens Fund	1,642
8,201	(S)	First Nations Clean Energy Business Fund special account	9,268
10,106		Total Statutory Appropriations	10,910
96,672		Total Appropriations	178,713

		Ministry of Jobs, Economic Recovery and Innovation
77,918	35	Ministry Operations	78,648
77,918		Total Voted Appropriations	78,648

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
78,418		Total Appropriations	79,148

		Ministry of Labour
17,185	36	Ministry Operations	17,374
17,185		Total Voted Appropriations	17,374
17,185		Total Appropriations	17,374

		Ministry of Mental Health and Addictions
12,712	37	Ministry Operations	12,735
12,712		Total Voted Appropriations	12,735
12,712		Total Appropriations	12,735

		Ministry of Municipal Affairs
137,985	38	Ministry Operations	297,530
137,985		Total Voted Appropriations	297,530

10,593	(S)	University Endowment Lands Administration Account	10,668
10,593		Total Statutory Appropriations	10,668
148,578		Total Appropriations	308,198

[1]	For comparison purposes, amounts shown for 2020/21 Estimates have been restated to be consistent with the presentation of the 2021/22 Estimates. Schedule A presents a reconciliation of transfers between ministries.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 21/22

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹ 2020/21	Vote No. ²		Estimates 2021/22
		Ministry of Public Safety and Solicitor General
819,777	39	Ministry Operations	849,613
36,527	40	Emergency Program Act	36,420
856,304		Total Voted Appropriations	886,033

29	(S)	Civil Forfeiture Account	40
1,281	(S)	Corrections Work Program Account	1,281
─	(S)	Criminal Asset Management Fund	─
13,504	(S)	Victim Surcharge Special Account	13,504
14,814		Total Statutory Appropriations	14,825
871,118		Total Appropriations	900,858

		Ministry of Social Development and Poverty Reduction
3,681,835	41	Ministry Operations	4,359,801
3,681,835		Total Voted Appropriations	4,359,801
3,681,835		Total Appropriations	4,359,801

		Ministry of Tourism, Arts, Culture and Sport
153,284	42	Ministry Operations	156,797
153,284		Total Voted Appropriations	156,797

4,230	(S)	BC Arts and Culture Endowment special account	4,230
1,200	(S)	Physical Fitness and Amateur Sports Fund	1,200
5,430		Total Statutory Appropriations	5,430
158,714		Total Appropriations	162,227

		Ministry of Transportation and Infrastructure
929,374	43	Ministry Operations	948,948
929,374		Total Voted Appropriations	948,948
929,374		Total Appropriations	948,948

		Management of Public Funds and Debt
1,196,835	44	Management of Public Funds and Debt	1,339,774
1,196,835		Total Voted Appropriations	1,339,774
1,196,835		Total Appropriations	1,339,774

[1]	For comparison purposes, amounts shown for 2020/21 Estimates have been restated to be consistent with the presentation of the 2021/22 Estimates. Schedule A presents a reconciliation of transfers between ministries.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 21/22

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates ¹ 2020/21	Vote No. ²		Estimates 2021/22
		Other Appropriations
1,066,042	45	Contingencies (All Ministries) and New Programs	4,250,000
2,789,336	46	Capital Funding	3,447,983
1	47	Commissions on Collection of Public Funds	1
1	48	Allowances for Doubtful Revenue Accounts	1
1,686,000	49	Tax Transfers	1,871,000
3,861	50	Forest Practices Board	3,861
5,545,241		Total Voted Appropriations	9,572,846

5,545,241		Total Appropriations	9,572,846

		Summary
49,220,431		Total Voted Appropriations	57,188,294
1,007,569		Total Statutory Appropriations	1,131,706
50,228,000		Total Appropriations	58,320,000

[1]	For comparison purposes, amounts shown for 2020/21 Estimates have been restated to be consistent with the presentation of the 2021/22 Estimates. Schedule A presents a reconciliation of transfers between ministries.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education and Skills Training

Ministry of Agriculture, Food and Fisheries

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Education

Ministry of Energy, Mines and Low Carbon Innovation

Ministry of Environment and Climate Change Strategy

Ministry of Finance

Ministry of Forests, Lands, Natural Resource Operations and Rural Development

Ministry of Health

Ministry of Indigenous Relations and Reconciliation

Ministry of Jobs, Economic Recovery and Innovation

Ministry of Labour

Ministry of Mental Health and Addictions

Ministry of Municipal Affairs

Ministry of Public Safety and Solicitor General

Ministry of Social Development and Poverty Reduction

Ministry of Tourism, Arts, Culture and Sport

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	85,014	86,062

OPERATING EXPENSES	85,014	86,062
CAPITAL EXPENDITURES [2]	5,950	6,309
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the Legislature, government organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Members’ Services	41,583	40,644
Caucus Support Services	8,158	8,190
Respectful Workplace Office	250	250
Office of the Speaker	504	425
Office of the Clerk	1,181	1,438
Clerk of Committees	982	1,393
Legislative Operations	19,318	21,076
Sergeant-at-Arms	6,594	6,380
Hansard	4,084	3,967
Legislative Library	2,360	2,299
	85,014	86,062

CAPITAL EXPENDITURES
Legislative Operations	5,950	6,309

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	48,333	49,311
Operating Costs	14,778	14,839
Government Transfers	20	20
Other Expenses	22,680	22,358
Internal Recoveries	(160)	(139)
External Recoveries	(637)	(327)
TOTAL OPERATING EXPENSES	85,014	86,062

OFFICERS OF THE LEGISLATURE

SUMMARY

 ($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATIONS
Vote 2 — Auditor General	18,575	20,082
Vote 3 — Conflict of Interest Commissioner	734	738
Vote 4 — Elections BC	18,801	21,126
Vote 5 — Human Rights Commissioner	5,500	6,815
Vote 6 — Information and Privacy Commissioner	6,942	7,589
Vote 7 — Merit Commissioner	1,365	1,377
Vote 8 — Ombudsperson	9,366	10,802
Vote 9 — Police Complaint Commissioner	4,092	5,460
Vote 10 — Representative for Children and Youth	10,471	10,641

OPERATING EXPENSES	75,846	84,630
CAPITAL EXPENDITURES [2]	2,614	1,916
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Auditor General	18,575	20,082	—	20,082
Conflict of Interest Commissioner	734	738	—	738
Elections BC	18,801	21,126	—	21,126
Human Rights Commissioner	5,500	6,817	(2)	6,815
Information and Privacy Commissioner	6,942	7,591	(2)	7,589
Merit Commissioner	1,365	1,377	—	1,377
Ombudsperson	9,366	10,867	(65)	10,802
Police Complaint Commissioner	4,092	5,461	(1)	5,460
Representative for Children and Youth	10,471	10,643	(2)	10,641

TOTAL OPERATING EXPENSES	75,846	84,702	(72)	84,630

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Auditor General	393	200	—	200
Conflict of Interest Commissioner	25	25	—	25
Elections BC	805	700	—	700
Human Rights Commissioner	1,200	35	—	35
Information and Privacy Commissioner	29	83	—	83
Merit Commissioner	12	27	—	27
Ombudsperson	72	402	—	402
Police Complaint Commissioner	28	394	—	394
Representative for Children and Youth	50	50	—	50

TOTAL	2,614	1,916	—	1,916

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	18,575	20,082

CAPITAL EXPENDITURES
Auditor General	393	200

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	734	738

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The chief electoral officer is an officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	18,801	21,126

CAPITAL EXPENDITURES
Elections BC	805	700

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 5 — HUMAN RIGHTS COMMISSIONER

This vote provides for the operations of the office of the Human Rights Commissioner. The Human Rights Commissioner is an independent officer of the Legislature under the Human Rights Code and is responsible for protecting and promoting human rights through education, research, and investigations into issues of systemic discrimination. This vote also provides for educational workshops and training, and engagement initiatives and events hosted or sponsored by the Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Human Rights Commissioner	5,500	6,815

CAPITAL EXPENDITURES
Human Rights Commissioner	1,200	35

VOTE 6 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the operations of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the commissioner by statute. The commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles. The commissioner is also designated the registrar under the Lobbyists Transparency Act with a mandate to establish and maintain a registry for lobbyists and to oversee and enforce compliance under that Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	6,942	7,589

CAPITAL EXPENDITURES
Information and Privacy Commissioner	29	83

VOTE 7 — MERIT COMMISSIONER

This vote provides for the operations of the office of the Merit Commissioner. The merit commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service and to conduct reviews of the processes resulting in BC Public Service dismissals for just cause as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,365	1,377

CAPITAL EXPENDITURES
Merit Commissioner	12	27

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 8 — OMBUDSPERSON

This vote provides for the operations of the office of the Ombudsperson, an independent officer of the Legislature pursuant to the Ombudsperson Act. The Ombudsperson also has specific investigatory and reporting roles under the Public Interest Disclosure Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies including provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson undertakes initiatives to increase public understanding of the role of the Ombudsperson and to promote the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from officers of the Legislature, other jurisdictions, and external organizations for activities described within this vote.

OPERATING EXPENSES
Ombudsperson	9,366	10,802

CAPITAL EXPENDITURES
Ombudsperson	72	402

VOTE 9 — POLICE COMPLAINT COMMISSIONER

This vote provides for the operations of the police complaint commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in generally ensuring the purposes of Part 11 of the Police Act are achieved, including overseeing and monitoring complaints, investigations, and proceedings involving municipal police and members of policing units designated by the Lieutenant Governor in Council. The police complaint commissioner is an officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for activities described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	4,092	5,460

CAPITAL EXPENDITURES
Police Complaint Commissioner	28	394

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 10 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the operations of the office of the Representative for Children and Youth. The representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families with respect to designated services, as well as young adults up to age 24 who are eligible for Community Living British Columbia services, and Agreements with Young Adults or Tuition Waiver; and monitors, reviews, and audits the provision of designated services. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from other officers of the Legislature, ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	10,471	10,641

CAPITAL EXPENDITURES
Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	50,173	54,536
Operating Costs	22,040	23,185
Government Transfers	3,695	6,835
Other Expenses	1,517	1,975
Internal Recoveries	(1,507)	(1,829)
External Recoveries	(72)	(72)
TOTAL OPERATING EXPENSES	75,846	84,630

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 11 — Office of the Premier	11,334	14,678

OPERATING EXPENSES	11,334	14,678
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Intergovernmental Relations Secretariat	3,258	4,179	(701)	3,478
Cabinet Operations	1,788	2,099	(2)	2,097
Planning and Priorities Secretariat	—	1,607	(2)	1,605
Executive and Support Services	6,288	7,500	(2)	7,498

TOTAL OPERATING EXPENSES	11,334	15,385	(707)	14,678

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1	1	—	1

TOTAL	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 11 — OFFICE OF THE PREMIER

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses:

Intergovernmental Relations Secretariat, Cabinet Operations, Planning and Priorities Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,258	3,478

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Agreement on French Language Services. This sub-vote provides for the deputy minister of the Intergovernmental Relations Secretariat and includes the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

CABINET OPERATIONS

Voted Appropriation
Cabinet Operations	1,788	2,097

Voted Appropriation Description: This sub-vote provides for the support of Executive Council and Executive Council Committees; the provision of policy, planning, and operational support to the Executive Council and its committees; the provision of support of ministries and Crown agencies in the development and submission of materials to Executive Council and its committees; and for the planning and coordination of legislative priorities, including coordination of Orders in Council. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

PLANNING AND PRIORITIES SECRETARIAT

Voted Appropriation
Planning and Priorities Secretariat	—	1,605

Voted Appropriation Description: This sub-vote provides for strategic advice to the Premier, Executive Council, and the Planning and Priorities Cabinet Committee on the prioritization and sequencing of key initiatives of government. This sub-vote provides for the organization of Executive Council planning sessions, and provides for the development of priority policy initiatives through engagement with ministries and coordination of cross-ministry work. This sub-vote provides for coordination of Government Caucus Committees. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,600	4,810
Deputy Minister’s Office	2,688	2,688
	6,288	7,498

Voted Appropriations Description: This sub-vote provides for the Premier’s office and the deputy ministers’ offices. This sub-vote also provides for the management of cross-government issues and corporate planning; support for cross-government and other initiatives that support government’s mandate; and providing policy, planning, communications, and strategic support to the Executive Council, ministries, and Crown agencies, including government administration. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

VOTE 11 — OFFICE OF THE PREMIER	11,334	14,678

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,313	12,511
Operating Costs	1,805	1,913
Government Transfers	983	1,003
Other Expenses	656	559
Internal Recoveries	(718)	(601)
External Recoveries	(705)	(707)
TOTAL OPERATING EXPENSES	11,334	14,678

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

The mission of the Ministry of Advanced Education and Skills Training is to champion innovation, inclusive and sustainable communities, within an integrated, coordinated post-secondary education and skills training system that is affordable and accessible to empower British Columbians from all backgrounds to thrive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 12 — Ministry Operations	2,366,498	2,592,081

OPERATING EXPENSES	2,366,498	2,592,081

CAPITAL EXPENDITURES [2]	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Educational Institutions and Organizations	2,144,435	2,380,921	(2)	2,380,919
Student Services Programs	86,195	74,197	(2)	74,195
Private Training Institutions	1	3,437	(3,436)	1
Workforce Innovation and Skills Training	16,860	207,705	(190,692)	17,013
Transfers to Crown Corporations and Agencies	98,877	98,877	—	98,877
Executive and Support Services	20,130	21,594	(518)	21,076

TOTAL OPERATING EXPENSES	2,366,498	2,786,731	(194,650)	2,592,081

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	504	504	—	504

TOTAL	504	504	—	504

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 12 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, Workforce Innovation and Skills Training, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	2,144,435	2,380,919

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for activities described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	86,195	74,195

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations, the federal government, and parties external to government for activities described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	1	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Fund. Costs may be recovered from ministries, government organizations, and private post-secondary institutions for activities described within this sub-vote.

WORKFORCE INNOVATION AND SKILLS TRAINING

Voted Appropriations
Strategy and Planning	3,726	3,645
Labour Market Information and Policy	2,534	2,710
Labour Market and Skills Training Programs	10,600	10,658
	16,860	17,013

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the development and training of British Columbia’s workforce. It includes oversight of the Industry Training Authority and the negotiation and implementation of federal/provincial agreements related to workforce development and training. This sub-vote also provides for the development of labour market information that is disseminated to British Columbians through multiple platforms and methods and development of industry -led workforce development strategies and strategic initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Industry Training Authority	98,877	98,877

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Industry Training Authority.

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	688	643
Corporate Services	19,442	20,433
	20,130	21,076

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions and the Corporate Services Secretariat. This sub-vote also provides for the office of the Minister of Advanced Education and Skills Training, the Parliamentary Secretary for Skills Training, and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for activities described within this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	2,366,498	2,592,081

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,542	39,765
Operating Costs	19,088	17,404
Government Transfers	2,469,498	2,759,460
Other Expenses	3,670	4,169
Internal Recoveries	(33,867)	(34,067)
External Recoveries	(127,433)	(194,650)
TOTAL OPERATING EXPENSES	2,366,498	2,592,081

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

The mission of the Ministry of Agriculture, Food and Fisheries is to cultivate competitive and socially responsible agriculture, food, and fisheries sectors.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	77,261	81,636
Vote 14 — Agricultural Land Commission	4,943	5,001

STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	23,200	23,200
Less: Transfer from Ministry Operations Vote	(10,000)	(10,000)

OPERATING EXPENSES	95,404	99,837

CAPITAL EXPENDITURES [2]	691	755
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Science, Policy and Inspection	16,634	31,117	(13,867)	17,250
Agriculture Resources	52,593	66,687	(10,552)	56,135
BC Farm Industry Review Board	1,364	1,380	(2)	1,378
Executive and Support Services	6,670	6,875	(2)	6,873
Agricultural Land Commission	4,943	5,003	(2)	5,001
Production Insurance Account Special Account	13,200	13,201	(1)	13,200

TOTAL OPERATING EXPENSES	95,404	124,263	(24,426)	99,837

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	691	755	—	755

TOTAL	691	755	—	755

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 13 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Science, Policy and Inspection; Agriculture Resources; BC Farm Industry Review Board; and Executive and Support Services.

SCIENCE, POLICY AND INSPECTION

Voted Appropriation
Science, Policy and Inspection	16,634	17,250

Voted Appropriation Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health; for the creation and delivery of industry initiatives, including research and innovation; and leads the integration of climate change and emergency management practices into ministry operations and ministry modernization efforts. This sub-vote provides for the development of strategic policy to support the ministry’s objectives, priorities, and response to sector issues. This sub-vote also provides for contributions to the improvement of public health protection; consumer and retail confidence in the safety of British Columbia meat, seafood, and food products through inspection and regulatory compliance, education, surveillance, and risk assessment; support of the oversight of agricultural labour and development of policy and programs; and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

AGRICULTURE RESOURCES

Voted Appropriation
Agriculture Resources	52,593	56,135

Voted Appropriation Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood industry growth, agrifood business development, youth development, and agroforestry; and promotion of public support for the agriculture food sector. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, agri-tech adoption, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. This sub-vote also provides for the management of provincial food systems and supply chain security. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,364	1,378

Voted Appropriation Description: This sub-vote provides for the supervision of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of appeals of marketing board and commission orders, decisions and determinations, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	643	742
Corporate Services	6,027	6,131
	6,670	6,873

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture, Food and Fisheries; the office of the Parliamentary Secretary for Fisheries and Aquaculture; executive support, including the deputy minister’s office; intergovernmental relations; and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	77,261	81,636

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 14 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	4,943	5,001

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies, programs, and compliance and enforcement activities that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 14 — AGRICULTURAL LAND COMMISSION	4,943	5,001

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	23,200	23,200
Less: Transfer from Ministry Operations Vote	(10,000)	(10,000)
	13,200	13,200

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	33,777	35,337
Operating Costs	15,321	15,350
Government Transfers	42,227	45,052
Other Expenses	28,514	28,533
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	95,404	99,837

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2020/21	2021/22

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2005 and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third-party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	74,412	82,412
OPERATING TRANSACTIONS
Revenue	21,200	21,200
Expense	(23,201)	(23,201)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	10,000	10,000
Net Revenue (Expense)	8,000	8,000

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	82,412	90,412

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to administer justice and provide legal advice to government; support inclusive communities that value multiculturalism and anti-racism; and to provide leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	506,694	554,901
Vote 16 — Judiciary	83,572	89,547
Vote 17 — Crown Proceeding Act	24,500	24,500
Vote 18 — Independent Investigations Office	9,075	9,093
Vote 19 — Housing	506,843	576,465

STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	12,884	12,884
Public Guardian and Trustee Operating Account Special Account	10,355	10,756
Less: Transfer from Ministry Operations Vote	(10,355)	(10,756)
Public Inquiry Act	10,136	5,111

OPERATING EXPENSES	1,153,704	1,272,501

CAPITAL EXPENDITURES [2]	7,033	14,348
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Justice Services	150,110	164,261	(4,617)	159,644
Prosecution Services	146,429	159,596	(1)	159,595
Court Services	120,948	131,983	(2,852)	129,131
Legal Services	27,314	32,474	(300)	32,174
Agencies, Boards, Commissions and Other Tribunals	35,679	63,616	(19,752)	43,864
Multiculturalism and Anti-Racism	1,916	1,918	(2)	1,916
Executive and Support Services	24,298	28,579	(2)	28,577
Judiciary	83,572	89,547	—	89,547
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	9,075	9,095	(2)	9,093
Housing	506,843	576,467	(2)	576,465
Housing Endowment Fund Special Account	12,884	12,884	—	12,884
Public Guardian and Trustee Operating Account Special Account	—	20,545	(20,545)	—
Public Inquiry Act	10,136	5,111	—	5,111
TOTAL OPERATING EXPENSES	1,153,704	1,320,576	(48,075)	1,272,501

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Agencies, Boards, Commissions and Other Tribunals	10	10	—	10
Executive and Support Services	5,740	10,005	—	10,005
Judiciary	920	3,970	—	3,970
Public Guardian and Trustee Operating Account Special Account	363	363	—	363
TOTAL	7,033	14,348	—	14,348

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 15 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards, Commissions and Other Tribunals; Multiculturalism and Anti-Racism; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	150,110	159,644

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; Indigenous justice, public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, poverty law services, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the Professional Governance Act; the investigations of matters relating to the administration of the Correction Act and court services; services to locate individuals and assets; maintenance enforcement and services associated with inter-jurisdictional support court orders; information and alternative-to-court dispute resolution services for separating and divorcing parents and their children; preparation of Provincial and Supreme Court ordered parenting assessments and views of the child reports in Family Law Act matters; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, the federal government, and parties external to government for activities described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	146,429	159,595

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act. Costs may also be recovered from ministries and the federal government for activities described within this sub-vote.

COURT SERVICES

Voted Appropriation
Court Services	120,948	129,131

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, juror support services, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from ministries for activities described within this sub-vote; from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with activities described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	27,314	32,174

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2020/21	2021/22

AGENCIES, BOARDS, COMMISSIONS AND OTHER TRIBUNALS

Voted Appropriations
Agencies, Boards, Commissions and Other Tribunals	35,678	43,863
British Columbia Utilities Commission	1	1
	35,679	43,864

Voted Appropriations Description: This sub-vote provides for the costs of the British Columbia Ferry Commission and partial funding of the Public Guardian and Trustee Operating Account. This sub-vote also provides for the operation, administration, and support services of the following tribunals: British Columbia Civil Resolution Tribunal; British Columbia Human Rights Tribunal; British Columbia Review Board; British Columbia Utilities Commission; Building Code Appeal Board; Community Care and Assisted Living Appeal Board; Employment Standards Tribunal; Environmental Appeal Board; Financial Services Tribunal; Forest Appeals Commission; Health Professions Review Board; Hospital Appeal Board; Industry Training Appeal Board; Labour Relations Board; Mental Health Review Board; Oil and Gas Appeal Tribunal; Property Assessment Appeal Board; Safety Standards Appeal Board; and Surface Rights Board; including budgeting, expenditure management, human resources, information and systems management, performance management, appointments coordination, fees and expenses of appointees, and their governing legislation. Costs may be recovered from ministries, health authorities, regulated entities, Crown agencies, boards, commissions and other tribunals, other levels of government, parties external to government, public bodies, organizations, and individuals for activities described within this sub-vote.

MULTICULTURALISM AND ANTI-RACISM

Voted Appropriation
Multiculturalism and Anti-Racism	1,916	1,916

Voted Appropriation Description: This sub-vote provides for policy development, research, and the administration and delivery of multiculturalism and anti-racism programs and services. Programs and services include branch operations, support for the Resilience BC Anti-Racism Network, public education, community engagement, and other programming that supports intercultural interaction, racism and hate prevention, addressing systemic barriers, and building community responsiveness. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	900	1,104
Corporate Services	23,398	27,473
	24,298	28,577

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General and Minister Responsible for Housing; executive direction of the ministry, including the Deputy Attorney General’s office; Associate Deputy Minister’s office; general services to support program delivery; policy development; and management services for the ministry and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry and for the Parliamentary Secretary for Anti-Racism Initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	506,694	554,901

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 16 — JUDICIARY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	20,069	21,078
Provincial Courts	63,503	68,469
	83,572	89,547

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia. Costs may be recovered from ministries for activities described within this sub-vote.

VOTE 16 — JUDICIARY	83,572	89,547

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 17 — CROWN PROCEEDING ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description:   This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 17 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 18 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	9,075	9,093

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which operates under the provisions of the Police Act. This office conducts investigations into all incidents where the actions or inactions of police may have caused serious injury or death to any person. This includes all on and off duty police who are members of the Royal Canadian Mounted Police in British Columbia, a municipal police force, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

VOTE 18 — INDEPENDENT INVESTIGATIONS OFFICE	9,075	9,093

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 19 — HOUSING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Housing.

HOUSING

Voted Appropriations
Housing	491,580	561,507
Building and Safety Policy	2,378	2,440
Residential Tenancy	11,900	11,533
Office of Homelessness Coordination	985	985
	506,843	576,465

Voted Appropriations Description: This sub-vote provides for housing and homelessness policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the Building Act and concurrent authority for buildings and other structures under the Community Charter. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options, and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 19 — HOUSING	506,843	576,465

MINISTRY OF ATTORNEY GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Endowment Fund and Public Guardian and Trustee Operating Account; and the Public Inquiry Act.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,884	12,884

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	10,355	10,756
Less: Transfer from Ministry Operations Vote	(10,355)	(10,756)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

PUBLIC INQUIRY ACT

Statutory Appropriation
Public Inquiry Act	10,136	5,111

Statutory Appropriation Description: This statutory appropriation provides for the Commission of Inquiry into Money Laundering in British Columbia established under the Public Inquiry Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	487,527	533,072
Operating Costs	148,494	150,087
Government Transfers	629,749	706,575
Other Expenses	28,251	28,181
Internal Recoveries	(97,396)	(97,339)
External Recoveries	(42,921)	(48,075)
TOTAL OPERATING EXPENSES	1,153,704	1,272,501

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS2

($000)

Estimates	Estimates
2020/21	2021/22

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	94,484	94,484
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(12,884)	(12,884)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	94,484	94,484

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2020/21	2021/22

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	21,378	21,898
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(30,603)	(31,302)
Internal and External Recoveries	20,248	20,546
Transfer from Ministry Operations Vote	10,355	10,756
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed[3]	883	883
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	21,898	22,418

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY
($000)
	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 20 — Ministry Operations	2,223,356	2,392,755

OPERATING EXPENSES	2,223,356	2,392,755

CAPITAL EXPENDITURES [2]	1,569	527
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Early Childhood Development and Child Care Services	712,679	815,344	(41,002)	774,342
Services for Children and Youth with Special Needs	410,091	452,920	(12,285)	440,635
Child and Youth Mental Health Services	110,613	135,069	(775)	134,294
Child Safety, Family Support and Children in Care Services	731,874	843,880	(63,012)	780,868
Adoption Services	34,888	35,240	(2)	35,238
Youth Justice Services	48,147	68,344	(17,985)	50,359
Service Delivery Support	156,032	157,677	(199)	157,478
Executive and Support Services	19,032	20,222	(681)	19,541

TOTAL OPERATING EXPENSES	2,223,356	2,528,696	(135,941)	2,392,755

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Service Delivery Support	1,569	527	—	527

TOTAL	1,569	527	—	527

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Early Childhood Development and Child Care Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT AND CHILD CARE SERVICES

Voted Appropriation
Early Childhood Development and Child Care Services	712,679	774,342

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	410,091	440,635

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	110,613	134,294

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	731,874	780,868

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Indigenous children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

ADOPTION SERVICES

Voted Appropriation
Adoption Services	34,888	35,238

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	48,147	50,359

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	156,032	157,478

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	991	1,089
Corporate Services	18,041	18,452
	19,032	19,541

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the Minister of State for Child Care; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	2,223,356	2,392,755

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	412,169	432,231
Operating Costs	61,730	61,970
Government Transfers	1,860,667	2,009,920
Other Expenses	34,165	34,009
Internal Recoveries	(9,434)	(9,434)
External Recoveries	(135,941)	(135,941)
TOTAL OPERATING EXPENSES	2,223,356	2,392,755

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to enable cost-effective, accessible, and responsive service delivery to the public through multiple access points and provide efficient services to government.

MINISTRY SUMMARY
($000)
	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 21 — Ministry Operations	554,522	604,304

OPERATING EXPENSES	554,522	604,304

CAPITAL EXPENDITURES [2]	350,266	389,496
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	1,600	1,400
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Services to Citizens and Businesses	31,083	44,058	(12,530)	31,528
Office of the Chief Information Officer	2,670	2,695	—	2,695
Digital Platforms and Data	14,949	19,550	(478)	19,072
Information Communication Technologies	1,486	14,869	(3,364)	11,505
Procurement and Supply Services	4,313	59,244	(51,191)	8,053
Real Property	320,368	451,832	(105,862)	345,970
Enterprise Services	130,819	159,137	(22,963)	136,174
Corporate Information and Records Management Office	21,862	23,489	(1,343)	22,146
Government Digital Experience	8,054	8,138	(2)	8,136
Executive and Support Services	18,918	19,060	(35)	19,025

TOTAL OPERATING EXPENSES	554,522	802,072	(197,768)	604,304

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Digital Platforms and Data	110,511	110,000	—	110,000
Procurement and Supply Services	150	150	—	150
Real Property	202,621	246,658	—	246,658
Enterprise Services	36,893	32,543	—	32,543
Executive and Support Services	91	145	—	145

TOTAL	350,266	389,496	—	389,496

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Real Property	1,600	2,500	(1,100)	1,400
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,600	2,500	(1,100)	1,400

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Digital Platforms and Data, Information Communication Technologies, Procurement and Supply Services, Real Property, Enterprise Services, Corporate Information and Records Management Office, Government Digital Experience, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	30,293	30,737
BC Online	789	790
BC Registry Services	1	1
	31,083	31,528

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including over-the-counter, telephone, and online; and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, identity and credential management, and business registry services for citizens and the business community. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	2,670	2,695

Voted Appropriation Description: This sub-vote provides for strategic planning and technology governance and direction for government. This includes the development of strategy, standards, policies and programs to support government information management/information technology initiatives.

DIGITAL PLATFORMS AND DATA

Voted Appropriation
Digital Platforms and Data	14,949	19,072

Voted Appropriation Description: This sub-vote provides for strategic planning, governance and leadership for digital initiatives across government, including both technology and data. This scope includes the development of strategy, standards, enterprise architecture, policies, and programs to support government information management and information technology initiatives; review, prioritization, and support for government information management and information technology initiatives and investments; and the promotion and integration of information management and information technology to improve citizen-centred service delivery and public sector modernization. This sub-vote also includes services, advice, and support to government in relation to digital services, infrastructure and the transformation of information management, information technology and business processes. Funding may be provided to organizations to support initiatives described in this sub-vote, as well as other related activities. This sub-vote includes the province’s suite of corporate data services, including advice, technology, support, planning, and capacity building for data-driven policy, initiatives, and programming across government and among key external partners. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

INFORMATION COMMUNICATION TECHNOLOGIES

Voted Appropriation
Information Communication Technologies	1,486	11,505

Voted Appropriation Description: This sub-vote provides leadership and expertise for the planning, sourcing, policies, and strategies for telecommunications infrastructure across all levels of government, agencies, organizations, private sector partners, and other jurisdictions on behalf of the province. This includes the planning, development, funding, and coordination of programs, initiatives, and investments related to the access to, and expansion of, internet connectivity, cellular services, and other telecommunication services throughout British Columbia, including rural, remote, and Indigenous communities. In addition, the sub-vote provides for the development of the province’s position on telecommunications policy and regulations, and cross-ministry sponsorship for response actions in a catastrophic emergency event. Project funding may be supplemented by other levels of government, the private sector, and other parties. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

PROCUREMENT AND SUPPLY SERVICES

Voted Appropriation
Procurement and Supply Services	4,313	8,053

Voted Appropriation Description: This sub-vote provides for procurement and supply services as outlined under the Procurement Services Act, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and intellectual property services to ministries and certain external customers. This sub-vote also provides for procurement transformation and advisory services to government ministries as well as support to a portfolio of strategic contracts and other complex, high-value service contracts across government and, as applicable, broader public sector entities. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	320,368	345,970

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, accommodation, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, construction, development, environmental, and technical services. Activities may include the acquisition of land on behalf of government, disposal of or making available land, and provision of services to public agencies in relation to land, as set out in the Public Agency Accommodation Act. This sub-vote also provides for directly-related accommodation to Indigenous peoples resulting from the rental, lease, or disposal of Crown land or other related property. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may be recovered from revenues from the rental, lease, or disposal of Crown land or other related property. Costs may also be recovered from ministries, public agencies, and other public or private sector organizations or other parties for activities described within this sub-vote.

ENTERPRISE SERVICES

Voted Appropriation
Enterprise Services	130,819	136,174

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support and governance; programs in support of digital government and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, device services, security policy and operations, voice and data communications, application hosting, data services, and technical stewardship and standards. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	21,862	22,146

Voted Appropriation Description: This sub-vote provides for advising government on information management, including information access, information security, records management, and privacy protection. It also provides for strategic corporate information management governance and the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools. This may also include the development of new legislation, executive direction of all legislation for the ministry, and administrative tools to support government’s strategic initiatives in information management. This sub-vote also provides for government’s information management, including records management services, privacy protection, and information access services to government and government organizations; as well as activities to assure compliance with legislation, standards, policies, programs, and practices; and leading continuous improvement in government’s information management practices. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

GOVERNMENT DIGITAL EXPERIENCE

Voted Appropriation
Government Digital Experience	8,054	8,136

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; service and content design; and citizen engagement activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	652	582
Corporate Services	18,266	18,443
	18,918	19,025

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens’ Services and for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, information technology, information management, and facility and security management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	554,522	604,304

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	173,608	179,055
Operating Costs	641,379	676,682
Government Transfers	3,782	9,250
Other Expenses	121,445	123,227
Internal Recoveries	(184,142)	(186,142)
External Recoveries	(201,550)	(197,768)
TOTAL OPERATING EXPENSES	554,522	604,304

MINISTRY OF CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2020/21	2021/22

REAL PROPERTY

STRATEGIC REAL ESTATE SERVICES — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent a portion of the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	2,500
Receipts	(1,400)	(1,100)
Net Cash Requirement (Source)	1,600	1,400

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable young people thriving in a rapidly changing world.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 22 — Ministry Operations	6,655,449	7,093,293

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	30,001
Teachers Act Special Account	8,975	8,540

OPERATING EXPENSES	6,694,425	7,131,834

CAPITAL EXPENDITURES [2]	601	2
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EDUCATION

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Public Schools	6,120,430	6,548,989	(34,698)	6,514,291
Independent Schools	448,797	473,512	(200)	473,312
Transfers to Other Partners	37,681	62,474	(5,756)	56,718
Executive and Support Services	48,541	56,670	(7,698)	48,972
British Columbia Training and Education Savings Program Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	8,975	8,540	—	8,540

TOTAL OPERATING EXPENSES	6,694,425	7,180,186	(48,352)	7,131,834

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	601	2	—	2

TOTAL	601	2	—	2

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 22 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Public Schools, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	6,120,430	6,514,291

Voted Appropriation Description: This sub-vote provides for funding to support public schools, including support for K-12 education, early learning, the Official Languages in Education Protocol, and funding to address class organization in public schools. Costs may be recovered from ministries, boards of education, and the federal government for activities described within this sub-vote.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	448,797	473,312

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools and the federal government for activities described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	37,681	56,718

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	712	621
Education and Corporate Services	47,829	48,351
	48,541	48,972

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for activities described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	6,655,449	7,093,293

MINISTRY OF EDUCATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	8,975	8,540

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	32,223	38,545
Operating Costs	34,811	38,946
Government Transfers	6,657,533	7,102,308
Other Expenses	1,158	1,033
Internal Recoveries	(646)	(646)
External Recoveries	(30,654)	(48,352)
TOTAL OPERATING EXPENSES	6,694,425	7,131,834

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS1

($000)

	Estimates	Estimates
	2020/21	2021/22

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2006. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	483,241	504,722
OPERATING TRANSACTIONS
Revenue	7,486	942
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(22,515)	(29,059)

Difference Between 2020/21 Estimates and Projected Actual Net Revenue (Expense)	(715)

Transfer from (to) the General Fund	44,711	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR[2]	504,722	475,663

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS1

($000)

	Estimates	Estimates
	2020/21	2021/22

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account under the Teachers Act in 2012. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	3,179	1,305
OPERATING TRANSACTIONS
Revenue	7,101	7,651
Expense	(8,975)	(8,540)
Net Revenue (Expense)	(1,874)	(889)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,305	416

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

The mission of the Ministry of Energy, Mines and Low Carbon Innovation is to facilitate sustainable, safe, environmentally responsible, and competitive natural gas, oil, energy, and mining sectors for the benefit of British Columbians and effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21¹	2021/22
VOTED APPROPRIATION
Vote 23 — Ministry Operations	110,935	100,597

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,696	8,103

OPERATING EXPENSES	113,631	108,700
CAPITAL EXPENDITURES [2]	218	299
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Mines Competitiveness and Authorizations	18,293	21,540	(3,053)	18,487
Mines Health, Safety and Enforcement	10,306	10,676	(2)	10,674
Electricity and Alternative Energy	51,147	39,349	(2)	39,347
Oil and Gas	16,772	56,857	(40,002)	16,855
Strategic and Indigenous Affairs	3,031	3,057	(2)	3,055
Executive and Support Services	11,386	12,185	(6)	12,179
Innovative Clean Energy Fund Special Account	2,696	8,105	(2)	8,103

TOTAL OPERATING EXPENSES	113,631	151,769	(43,069)	108,700

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	218	299	—	299

TOTAL	218	299	—	299

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Oil and Gas	—	41,574	(41,574)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	41,574	(41,574)	—

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 23 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Mines Competitiveness and Authorizations; Mines Health, Safety and Enforcement; Electricity and Alternative Energy; Oil and Gas; Strategic and Indigenous Affairs; and Executive and Support Services.

MINES COMPETITIVENESS AND AUTHORIZATIONS

Voted Appropriation
Mines Competitiveness and Authorizations	18,293	18,487

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral, coal, and aggregate resources through developing and delivering geoscience databases and surveys; profiling British Columbia’s mineral and coal opportunities; providing secure mineral and coal tenure systems; delivering a fair, effective, and transparent permitting process; developing and implementing policies and legislation to attract investment in British Columbia; developing strategies and actions to continuously enhance provincial competitiveness; collecting fees and securities associated with permits and tenures; advising government agencies on mineral and coal resources and their potential; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINES HEALTH, SAFETY AND ENFORCEMENT

Voted Appropriation
Mines Health, Safety and Enforcement	10,306	10,674

Voted Appropriation Description: This sub-vote provides for oversight of the mining sector, including health and safety on all mineral, coal, and aggregate mine sites during exploration, development, production, and reclamation; performing independent auditing and effectiveness monitoring for continuous improvements to mining regulatory oversight; undertaking investigations and enforcement; providing data-driven process and policy to support robust compliance and enforcement; engaging with Indigenous communities in relation to mining regulatory oversight; and providing for a standing Code Review Committee to ensure labour, Indigenous, and industry representatives are involved in developing British Columbia’s mine safety standards. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	51,147	39,347

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electricity system reliability and coordination, including the Columbia River Treaty; province-wide energy efficiency and clean fuel-switching measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also includes regulatory initiatives and programs to increase adoption of zero emission vehicles; reduce the carbon intensity of transportation fuels and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, the British Columbia Utilities Commission; ministers’ governance roles in respect of Crown corporations; private sector; Indigenous communities and community investment in new electricity and alternative energy resources; and strategic policy development for clean, renewable energy producers. Costs may be recovered from ministries, including activities related to the Columbia River Treaty, Columbia Basin Trust, and Columbia Power Corporation; Crown agencies; other levels of government; and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

OIL AND GAS

Voted Appropriation
Oil and Gas	16,772	16,855

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s oil and gas resources, including issuing and administrating Crown petroleum and natural gas subsurface tenures, as well as the revenues associated with those tenures; incenting infrastructure that supports resource development and contributes to lowering carbon intensity; undertaking analysis to develop and implement policies and programs, including the province’s royalty regime; identifying, stimulating, and facilitating development and market opportunities, such as development of the province’s liquefied natural gas industry and other industries that add value to British Columbia’s oil and gas resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; facilitating and leading the development and implementation of intra-provincial liquefied natural gas pipelines and related infrastructure; facilitating the development and implementation of interprovincial oil pipelines and related infrastructure projects; developing and maintaining petroleum geology databases; assessing and collaborating cross-government on environmental monitoring and research, as well as on managing cumulative effects and land planning; providing for the restoration and remediation of oil and gas and related sites; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. This sub-vote also provides for the receipt of funds to support Surface Rights Board orders relating to private land by oil and gas companies. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

STRATEGIC AND INDIGENOUS AFFAIRS

Voted Appropriation
Strategic and Indigenous Affairs	3,031	3,055

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-ministry policy, Indigenous relations, intergovernmental relations, environmental stewardship initiatives, business review and planning, the legislative affairs of the ministry, and liaising on Indigenous policy with the Oil and Gas Commission and the British Columbia Hydro and Power Authority. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	576	586
Corporate Services	10,810	11,593
	11,386	12,179

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy, Mines and Low Carbon Innovation; executive support, including the deputy minister’s office; and coordination of legislation. This sub-vote also provides for corporate services and corporate business innovation, including legislation; internal communications; correspondence; records management; and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, and strategic human resources; information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	110,935	100,597

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,696	8,103

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	44,266	47,421
Operating Costs	25,471	29,092
Government Transfers	45,245	77,496
Other Expenses	1,727	1,718
Internal Recoveries	(9)	(3,958)
External Recoveries	(3,069)	(43,069)
TOTAL OPERATING EXPENSES	113,631	108,700

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act or any amount received for payment into the special account. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Special Accounts Appropriation and Control Act, including administration of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	10,647	13,451
OPERATING TRANSACTIONS
Revenue	5,500	5,500
Expense	(2,699)	(8,106)
Internal and External Recoveries	3	3
Net Revenue (Expense)	2,804	(2,603)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	13,451	10,848

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2020/21	2021/22

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees, levies, and taxes assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	45,050	41,574
Receipts	(45,050)	(41,574)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

The mission of the Ministry of Environment and Climate Change Strategy is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21¹	2021/22
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	194,902	250,105
Vote 25 — Environmental Assessment Office	14,712	15,322

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	9,000	9,800
Sustainable Environment Fund Special Account	26,032	26,135

OPERATING EXPENSES	244,646	301,362
CAPITAL EXPENDITURES [2]	24,921	35,144
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	10,000	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Environmental Protection	12,935	13,543	(200)	13,343
Environmental Sustainability	20,355	24,045	(3,502)	20,543
BC Parks	40,682	49,156	(234)	48,922
Conservation Officer Service	19,014	19,375	(121)	19,254
Climate Action	12,883	14,785	(83)	14,702
CleanBC Program for Industry	55,365	98,143	(2)	98,141
Information, Innovation and Technology	6,770	7,070	—	7,070
Executive and Support Services	26,898	28,132	(2)	28,130
Environmental Assessment Office	14,712	16,223	(901)	15,322
Park Enhancement Fund Special Account	9,000	10,300	(500)	9,800
Sustainable Environment Fund Special Account	26,032	26,135	—	26,135

TOTAL OPERATING EXPENSES	244,646	306,907	(5,545)	301,362

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	24,521	34,744	—	34,744
Park Enhancement Fund Special Account	400	400	—	400

TOTAL	24,921	35,144	—	35,144

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Climate Action	10,000	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	10,000	10,000	—	10,000

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 24 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Environmental Protection; Environmental Sustainability; BC Parks; Conservation Officer Service; Climate Action; CleanBC Program for Industry; Information, Innovation and Technology; and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	12,935	13,343

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things; administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and administering extended producer responsibility programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	20,355	20,543

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the conservation and management of biodiversity, fish and wildlife species and their habitats; and the management and protection of the province’s surface and ground water and watersheds which includes protecting, inventorying, enhancing, maintaining, and restoring terrestrial and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all natural resource values, such as the aquatic invasive species defence program; supporting and leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and promoting Indigenous communities, public and stakeholder awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for acquisition, collection, recording, management, interpretation, standardization, and coordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology, laboratory services to ministry-related vote activities; library services to the natural resource sector; development of knowledge management networks and environmental information management systems internal and external to the ministry; and effectiveness in monitoring and reporting activities and outcomes related to this vote. Transfers are provided for access, protection, and management of the environment. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	40,682	48,922

Voted Appropriation Description: This sub-vote provides for acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas; planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiation of compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promotion of use and awareness of the protected areas system; and fundraising from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	19,014	19,254

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment. This sub-vote also provides for enforcing environmental standards for natural resources management for government and revenue policies; managing public safety issues related to regulated activities, human/wildlife conflicts, and predator/livestock issues; combating natural resources crimes; and enforcing rules governing the use of forest service recreation sites, trails, and fire bans. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	12,883	14,702

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Climate Change Accountability Act, along with British Columbia’s climate policies, the requirements under the Greenhouse Gas Industrial Reporting and Control Act, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include developing and leading the province’s climate action strategy; research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; the management and delivery of cross-government initiatives; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, and the procurement of carbon offsets. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

CLEANBC PROGRAM FOR INDUSTRY

Voted Appropriation
CleanBC Program for Industry	55,365	98,141

Voted Appropriation Description: This sub-vote provides funding for administration and implementation of programs that improve the competitiveness of large industrial emitters operating within British Columbia, supports projects that identify or reduce greenhouse gas emissions from large industrial emitters, and provides incentives for large industrial emitters to identify or reduce emissions to meet low emission benchmarks. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

INFORMATION, INNOVATION AND TECHNOLOGY

Voted Appropriation
Information, Innovation and Technology	6,770	7,070

Voted Appropriation Description: This sub-vote provides for corporate governance, planning, and management in relation to information management/information technology innovation, transformation, and service delivery for the natural resource ministries. This sub-vote also provides for leadership, services, advice, and support in relation to digital services of information management/information technology and business processes. Costs may be recovered from special accounts and ministries for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	631	642
Corporate Services	26,267	27,488
	26,898	28,130

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment and Climate Change Strategy and Minister responsible for TransLink; the administration of the South Coast British Columbia Transportation Authority Act; the office of the Parliamentary Secretary for Environment; and executive support, including the deputy minister’s office, corporate administration, and corporate business innovation, including strategic planning; systems planning; business review and planning; corporate policy development; coordination of legislation and intergovernmental relations; program evaluation; and economic and regulatory impact analysis. This sub-vote also provides for the management and delivery of programs that report information to the public on the state of the environment and environmental trends; executive direction to the ministry; finance, administrative, and strategic human resources; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	194,902	250,105

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 25 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	14,712	15,322

Voted Appropriation Description: This sub-vote provides for the administration and continuous improvement of an objective, publicly accessible, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, cultural, and health effects of major projects proposed in British Columbia; identifies means for preventing or reducing adverse effects; and regulates certified projects to ensure compliance with legally-binding project conditions. The Environmental Assessment Office promotes sustainability and supports reconciliation with Indigenous peoples in British Columbia. The Environmental Assessment Office also facilitates public participation in environmental assessments and coordinates assessments with other governments, including Indigenous nations, and with other provincial ministries and agencies. Where projects have proceeded successfully through the process, the Environmental Assessment Office leads compliance and effectiveness monitoring, audit, and management, often in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

VOTE 25 — ENVIRONMENTAL ASSESSMENT OFFICE	14,712	15,322

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	9,000	9,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	26,032	26,135

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	126,636	132,573
Operating Costs	71,312	79,127
Government Transfers	59,037	101,792
Other Expenses	41,363	41,675
Internal Recoveries	(48,157)	(48,260)
External Recoveries	(5,545)	(5,545)
TOTAL OPERATING EXPENSES	244,646	301,362

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act in 2008. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; from the sale of BC Parks license plates; from donations, bequests, contributions from agreements under the Act; and earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	8,657	9,157
OPERATING TRANSACTIONS
Revenue	9,900	9,900
Expense	(9,500)	(10,300)
Internal and External Recoveries	500	500
Net Revenue (Expense)	900	100
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	9,157	8,857

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1
($000)

Estimates	Estimates
2020/21	2021/22

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water; and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, and licences; and from contributions from the federal government, other organizations, and individuals. Expenses represent transfers provided to the Ministry of Environment and Climate Change Strategy for administration and development of policies, legislation, regulations, standards and criteria for discharges and emissions; monitoring and understanding of the receiving environment; education and encouragement of activities to prevent pollution; enforcement of waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; and soil and water remediation projects. Transfers are also provided to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	16,717	14,785
OPERATING TRANSACTIONS
Revenue	24,100	26,418
Expense	(26,032)	(26,135)
Net Revenue (Expense)	(1,932)	283

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	14,785	15,068

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2020/21	2021/22

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	10,000
Receipts	—	—
Net Cash Requirement (Source)	10,000	10,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to be trusted partners delivering responsible, consistent, and valued financial and fiscal services, leadership, and advice; provide human resource leadership and services that contribute to better business performance of ministries and government as a whole; plan, coordinate, and deliver communications programs, policies, research, and services for ministries and certain public bodies; enhance access to government services and information for citizens; and directly engage with citizens on issues and decisions made by government.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2020/211	2021/22
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	269,207	307,466
Vote 27 — Government Communications and Public Engagement	28,326	28,338
Vote 28 — BC Public Service Agency	54,381	59,507
Vote 29 — Benefits and Other Employment Costs	1	1
STATUTORY APPROPRIATIONS
Housing Priority Initiatives Special Account	456,289	565,110
Insurance and Risk Management Account Special Account	4,573	4,630
Long Term Disability Fund Special Account	67,953	69,150
Less: Transfer from Ministry Operations Vote	(41,405)	(44,387)
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	839,335	989,825
CAPITAL EXPENDITURES [2]	143	191
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	337,505	315,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS
($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Treasury Board Staff	6,847	8,365	(10)	8,355
Office of the Comptroller General	21,636	22,008	(209)	21,799
Treasury	1	38,956	(38,955)	1
Revenue Division	183,088	214,292	(3,874)	210,418
Policy and Legislation	7,954	16,725	(6,935)	9,790
Public Sector Employers’ Council Secretariat	16,787	16,979	(21)	16,958
Crown Agencies Secretariat	2,577	2,591	(2)	2,589
Executive and Support Services	30,317	37,715	(159)	37,556
Government Communications	28,326	28,599	(261)	28,338
BC Public Service Agency	54,381	63,527	(4,020)	59,507
Benefits and Other Employment Costs	1	75,552	(75,551)	1
Housing Priority Initiatives Special Account	456,289	565,111	(1)	565,110
Insurance and Risk Management Account Special Account	4,573	7,051	(2,421)	4,630
Long Term Disability Fund Special Account	26,548	35,302	(10,539)	24,763
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	839,335	1,132,783	(142,958)	989,825

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	133	181	—	181
BC Public Service Agency	10	10	—	10

TOTAL	143	191	—	191

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	337,505	550,000	(235,000)	315,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	337,505	550,000	(235,000)	315,000

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	—	1,285,200	(1,285,200)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,285,200	(1,285,200)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

VOTE 26 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Crown Agencies Secretariat, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,847	8,355

Voted Appropriation Description: This sub-vote provides for advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; and fiscal arrangements with the federal government and other levels of government. This sub-vote also provides for the development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	19,215	19,375
Internal Audit and Advisory Services	2,421	2,424
	21,636	21,799

Voted Appropriations Description: This sub-vote provides for a corporate governance framework over financial management, procurement, and general administration for the provincial government. Activities include the development of legislation, policies, procedures, and guidelines; directing the methods of accounting; administration of the central accounts of government; evaluation of financial management throughout government; management advisory services; and preparation of the Public Accounts, other statements, and financial reports. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. This sub-vote also provides for performance management, compliance monitoring, payment diversion, forensic examinations, and internal audits. This sub-vote also provides for the administration of unclaimed property and other duties assigned to the Comptroller General by Treasury Board. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Central Deposit Program, the Consolidated Revenue Fund, and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

REVENUE DIVISION

Voted Appropriation
Revenue Division	183,088	210,418

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; and the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, organizations within the government reporting entity, and parties external to government for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	7,952	9,788
Assessment Services	1	1
Office of the Superintendent of Real Estate	1	1
	7,954	9,790

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, mortgage brokers, corporations, cooperatives, partnerships, and societies. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy, property assessment policy, and intergovernmental fiscal relations; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax policy through legislation and regulation. This sub-vote provides for the Ministry of Finance’s anti-money laundering initiatives, including land owner transparency initiatives, and the Ministry of Finance’s data analytics capabilities. This sub-vote also provides for transfers to Crown corporations and agencies for which the Ministry of Finance becomes responsible. This sub-vote also provides for the administration of the Assessment Act, and the Assessment Authority Act, and for the operation of the Property Assessment Review Panels, including the fees and expenses of appointees to the Panels; and operation and related administrative costs of the Office of the Superintendent of Real Estate. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,787	16,958

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes government’s financial contributions to employers’ associations established under the Public Sector Employers Act. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for activities described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	2,577	2,589

Voted Appropriation Description: This sub-vote provides for the operations of the Crown Agencies Secretariat, specifically its role to oversee governance, finances, operational policy, major projects, and corporate accountability for Crown corporations and other public sector organizations. This includes working with Crowns and other public sector organizations and responsible ministries to review, develop, implement and/or monitor governance structures, policies and legislation, financial results, major project planning and delivery, and corporate planning and reporting. This sub-vote also provides for leadership, direction and/or strategic advice on issues related to Crowns and other public sector organizations, including financial matters, policy and legislation, issues management and stakeholder relations, leadership, and delivery of public sector board governance best practices and training, as well as recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	735	869
Corporate Services	29,582	36,687
	30,317	37,556

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; the Gender Equity Office; the Parliamentary Secretary for Gender Equity; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, and records services. Corporate services are provided to the BC Public Service Agency, Government Communications and Public Engagement, Public Sector Employers’ Council Secretariat, Crown Agencies Secretariat, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	269,207	307,466

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

VOTE 27 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Government Communications.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	28,326	28,338

Voted Appropriation Description: This sub-vote provides for planning, coordination, and delivery of communications programs, policies, research, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

VOTE 27 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	28,326	28,338

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

VOTE 28 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Human Resources Services and Solutions	13,990	15,841
People and Organizational Development	8,801	9,768
Policy, Innovation and Engagement	1,424	1,565
Employee Relations	4,084	4,675
Corporate Services	26,082	27,658
	54,381	59,507

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, development, diversity, inclusiveness, recognition and engagement programs, succession management, hiring, and other human resource related programs. This sub-vote also provides for a full range of labour relations and employment services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits and Other Employment Costs Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 28 — BC PUBLIC SERVICE AGENCY	54,381	59,507

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

VOTE 29 — BENEFITS AND OTHER EMPLOYMENT COSTS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Benefits and Other Employment Costs.

BENEFITS AND OTHER EMPLOYMENT COSTS

Voted Appropriations
Pension Contribution and Retirement Benefits	336,884	376,268
Employer Health Tax	48,800	48,800
Employee Health Benefits	122,845	123,159
Long Term Disability	40,405	43,387
Other Benefits	8,522	8,522
Benefits Administration	9,643	9,993
Recoveries	(567,098)	(610,128)
	1	1

Voted Appropriations Description: This sub-vote provides for services and payment of costs related to employment-related benefits, including pension, retirement, employer contributions to Canada Pension Plan and Employment Insurance, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the payment of the employer health tax. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 29 — BENEFITS AND OTHER EMPLOYMENT COSTS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Priority Initiatives, Insurance and Risk Management Account, Long Term Disability Fund, and Provincial Home Acquisition Wind Up.

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

Statutory Appropriation
Housing Priority Initiatives special account	456,289	565,110

Statutory Appropriation Description: This statutory appropriation provides for the Housing Priority Initiatives special account which is governed under the Special Accounts Appropriation and Control Act.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,573	4,630

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

Statutory Appropriation
Long Term Disability Fund special account	67,953	69,150
Less: Transfer from Ministry Operations Vote	(41,405)	(44,387)
	26,548	24,763

Statutory Appropriation Description: This statutory appropriation provides for the Long Term Disability Fund special account which is governed under the Public Service Benefit Plan Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	864,145	933,461
Operating Costs	118,860	132,167
Government Transfers	527,173	637,401
Other Expenses	133,554	140,453
Internal Recoveries	(665,446)	(710,699)
External Recoveries	(138,951)	(142,958)
TOTAL OPERATING EXPENSES	839,335	989,825

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates	Estimates
2020/21	2021/22

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act in 2016 for the purposes of supporting housing, rental, and shelter programs as set out under the Act. Expenses include acquisition, construction, maintenance, renovation, support payments, and administrative costs; revenue and recoveries include transfers, receipts, and interest allocated; receipts include repayment of loans issued and interest paid on those loans; and disbursements include loans issued, support payments, and payments in respect of loan guarantees.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	65,884	65,884
OPERATING TRANSACTIONS
Revenue	456,289	565,110
Expense	(456,289)	(565,111)
Internal and External Recoveries	—	1
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	65,884	65,884

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates	Estimates
2020/21	2021/22

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989 and was continued as a special account under the Financial Administration Act, for the purpose of providing insurance and/or risk management services to or for participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with or for participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with or for participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	633,269	651,969
OPERATING TRANSACTIONS
Revenue	23,273	23,273
Expense	(55,060)	(55,117)
Internal and External Recoveries	50,487	50,487
Net Revenue (Expense)	18,700	18,643

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	—	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	651,969	670,662

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates	Estimates
2020/21	2021/22

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

This account was established under the Public Service Benefit Plan Act in 2017 for the purpose of continuing the operations of the Long Term Disability Plan. Revenues and recoveries include premiums paid into the special account by participating employers and interest amounts credited to the special account balance as prescribed by regulation. Expenses of the special account include benefit payments, expenses relating to changes in the actuarial estimate of plan liabilities, and plan administrative costs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	723,160	738,225
OPERATING TRANSACTIONS
Revenue	41,613	43,390
Expense	(79,775)	(80,060)
Internal and External Recoveries	11,822	10,910
Transfer from Ministry Operations Vote	41,405	44,387
Net Revenue (Expense)	15,065	18,627

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	738,225	756,852

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1
($000)

Estimates	Estimates
2020/21	2021/22

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,469	15,464
OPERATING TRANSACTIONS
Revenue	5	4
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(6)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,464	15,458

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2020/21	2021/22

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,000	5,000
Receipts	(16,000)	(16,000)
Net Cash Requirement (Source)	(11,000)	(11,000)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	310,000	300,000
Receipts	(75,000)	(100,000)
Net Cash Requirement (Source)	235,000	200,000

LOCAL GOVERNMENT ACT — Disbursements are made to Improvement Districts by the province to purchase capital assets and are charged interest and an administration fee. The minister may authorize that the amount required to be collected from property owners benefiting from the use of the assets, including interest and administration fees, be levied over a number of years and in the manner that the minister considers appropriate. Receipts represent repayments of outstanding principal recovered by rural property tax levy. Interest and fee revenues recovered by the levy are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	1,800	15,000
Receipts	(1,300)	(2,000)
Net Cash Requirement (Source)	500	13,000

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5	—
Receipts	(2,000)	(2,000)
Net Cash Requirement (Source)	(1,995)	(2,000)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	230,000
Receipts	(115,000)	(115,000)
Net Cash Requirement (Source)	115,000	115,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2020/21	2021/22

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	20,000	18,000
Receipts	(20,000)	(18,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	471,000	441,500
Receipts	(471,000)	(441,500)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes based upon an estimate of the annual band tobacco tax collected as per a formula set out in the Consolidated Cowichan Tribes Tobacco Tax Collection Agreement. A commission is deducted to compensate the province for administrative costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,700	3,700
Receipts	(3,700)	(3,700)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	88,000	34,000
Receipts	(88,000)	(34,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	405,000	420,000
Receipts	(405,000)	(420,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	405,000	368,000
Receipts	(405,000)	(368,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE
OPERATIONS AND RURAL DEVELOPMENT

The mission of the Ministry of Forests, Lands, Natural Resource Operations and Rural Development is to deliver policy and programs to provide economic, cultural, environmental, and social benefits for all British Columbians. Our work supports a sustainable economy in all parts of the province and provides a foundation for true and lasting reconciliation with Indigenous peoples.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/211	2021/22
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	489,126	517,715
Vote 31 — Fire Management	136,310	136,310

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	218,512	233,816
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	843,968	887,861
CAPITAL EXPENDITURES [2]	88,497	80,184
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	111,284	112,798
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Integrated Resource Operations	34,791	37,240	(1,900)	35,340
Resource Stewardship	100,735	161,985	(59,647)	102,338
Office of the Chief Forester	28,616	61,510	(30,681)	30,829
Rural Opportunities, Tenures and Engineering	63,902	64,714	(2)	64,712
Forest Policy and Indigenous Relations	9,087	10,475	(2)	10,473
Fire Preparedness	42,806	43,380	(37)	43,343
Regional Operations	150,086	162,684	(5,213)	157,471
Executive and Support Services	59,103	77,588	(4,379)	73,209
Fire Management	136,310	148,581	(12,271)	136,310
BC Timber Sales Account Special Account	218,512	233,818	(2)	233,816
Crown Land Special Account	20	104,852	(104,832)	20
Forest Stand Management Fund Special Account	—	1,025	(1,025)	—

TOTAL OPERATING EXPENSES	843,968	1,107,852	(219,991)	887,861

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	37,343	29,808	—	29,808
Fire Management	525	525	—	525
BC Timber Sales Account Special Account	50,629	49,851	—	49,851

TOTAL	88,497	80,184	—	80,184

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Integrated Resource Operations	600	600	—	600
Rural Opportunities, Tenures and Engineering	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	104,302	105,816	—	105,816
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	111,284	112,798	—	112,798

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Regional Operations	—	6,500	(6,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,500	(6,500)	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 30 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Integrated Resource Operations; Resource Stewardship; Office of the Chief Forester; Rural Opportunities, Tenures and Engineering; Forest Policy and Indigenous Relations; Fire Preparedness; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	34,791	35,340

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including compliance and enforcement of provincial and First Nations laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	100,735	102,338

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat; land-based investment; ecosystem stewardship; species at risk recovery; monitoring the effectiveness of resource values; and land use planning. This sub-vote also provides for stewardship activities related to invasive species, ecosystem restoration, rangeland, fish, wildlife, and habitat; ocean policy; water rental remissions; river forecasts; water use regulation, planning, and licensing; and safety, including dams and dikes. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

OFFICE OF THE CHIEF FORESTER

Voted Appropriation
Office of the Chief Forester	28,616	30,829

Voted Appropriation Description: This sub-vote provides for forest management activities, including timber supply planning and allowable annual cut determinations; tree improvement; land-based research program; growth and yield; forest genetics; forest inventory; climate change adaptation and mitigation; forest carbon initiative; integrated investment planning; bio-economy and innovation; and silviculture, forest health, and forest management legislation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RURAL OPPORTUNITIES, TENURES AND ENGINEERING

Voted Appropriation
Rural Opportunities, Tenures and Engineering	63,902	64,712

Voted Appropriation Description: This sub-vote provides for activities that promote forest industry competitiveness and innovation, as well as tenure policy and administration; forest industry competition policy and tenure transfer competition analysis; resource worker safety; forest service road and bridge construction, maintenance, and infrastructure; resource road policy and legislation; Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; compensation; research and development related to wood products and processes; the delivery of rural development programs and services; rural economic development; and community transition services for significant economic disruptions, such as major job losses. This sub-vote also provides for directly-related accommodation to Indigenous peoples resulting from the disposal of Crown land or other related property. Costs may be recovered from revenues from the disposal of Crown land or other related property. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

FOREST POLICY AND INDIGENOUS RELATIONS

Voted Appropriation
Forest Policy and Indigenous Relations	9,087	10,473

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; Forest Act related compensation; log export policy; forest sector economic analysis, investor support, and forestry intelligence; management of British Columbia’s participation in Softwood Lumber trade litigation and negotiations; and developing First Nations related policy and procedures to meet legal obligations and enhance First Nations participation in the natural resource economy, and developing policy and guidance to meet ministry commitment to reconciliation with First Nations. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

FIRE PREPAREDNESS

Voted Appropriation
Fire Preparedness	42,806	43,343

Voted Appropriation Description: This sub-vote provides for the fire preparedness activities, including fire prevention, fire operations, strategic initiatives, corporate wildfire services, wildfire risk and litigation, research and innovation, partnerships and strategic engagement, Geographic Information System, and organizational development. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	150,086	157,471

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection, and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, ecosystem restoration, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, and for the operation of regional offices that provide client assistance with access to natural resource organizations. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	818	1,115
Corporate Services	58,285	72,094
	59,103	73,209

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests, Lands, Natural Resource Operations and Rural Development; the deputy ministers’ offices and services related to the Columbia River Treaty; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. This sub-vote also provides for the Minister of State for Lands and Natural Resource Operations and the Parliamentary Secretary for Rural Development. Corporate services are also provided to other natural resource ministries. Costs may be recovered from the revenue raised from the proceeds of the sale of electricity related to the Columbia River Treaty. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	489,126	517,715

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 31 — FIRE MANAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	136,310	136,310

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. Costs may be recovered from special accounts, ministries, Crown corporations, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 31 — FIRE MANAGEMENT	136,310	136,310

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	218,512	233,816

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	375,172	387,325
Operating Costs	394,115	421,575
Government Transfers	88,088	167,186
Other Expenses	176,184	184,099
Internal Recoveries	(53,737)	(52,333)
External Recoveries	(135,854)	(219,991)
TOTAL OPERATING EXPENSES	843,968	887,861

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2020/21	2021/22

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees), and the proceeds from the sale of hard or soft assets incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; the costs associated with BC Timber Sales disposition agreements entered into under the Forest Act; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	560,709	532,500
OPERATING TRANSACTIONS
Revenue	361,250	344,050
Expense	(250,742)	(264,642)
Internal and External Recoveries	32,230	30,826
Net Revenue (Expense)	142,738	110,234
Difference Between 2020/21 Estimates and Projected Actual Net Revenue (Expense)	(1,570)
Transfer from (to) the General Fund	(140,000)	(100,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(104,302)	(105,816)
Capital Expenditures	(50,629)	(49,851)
Net Cash Source (Requirement)	(154,931)	(155,667)
Difference Between 2020/21 Estimates and Projected Actual Net Cash Source (Requirement)	5,150	—
Working Capital Adjustments and Other Spending Authority Committed[3]	120,404	121,937
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	532,500	509,004

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2020/21	2021/22

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure and costs incurred for the accommodation of Indigenous interests directly related to the sale in fee simple, rental, lease, or exchange of Crown lands. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	85,802	107,980
Less: Cost of Development	(1,120)	(862)
	84,682	107,118
Expense	(20)	(20)
Net Revenue (Expense)	84,662	107,098

FREE CROWN GRANTS AND NOMINAL RENT TENURES[3]
Expense: [4]
– Ministry of Advanced Education and Skills Training	(1)	(1)
– Ministry of Attorney General	(1)	(1)
– Ministry of Education	(1)	(1)
– Ministry of Environment and Climate Change Strategy	(1)	(1)
– Ministry of Forests, Lands, Natural Resource Operations and Rural Development	(556)	(223)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Economic Recovery and Innovation	(1)	(1)
– Ministry of Municipal Affairs	(8,806)	(8,222)
- Ministry of Social Development and Poverty Reduction	(1)	(1)
– Ministry of Transportation and Infrastructure	(1)	(1)
– Renewal of Nominal Rent Tenures	(17,197)	(94,128)
– First Nations Contingency	(400)	(2,250)
– Contingency	(1)	(1)
Total Expense	(26,968)	(104,832)
Internal and External Recoveries	26,968	104,832
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(84,662)	(107,098)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	50,000	50,000

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.
[4]	The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2021/22 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2020/21	2021/22

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies and costs related to the sustainable development, and promotion of safe and responsible use of provincial off-road vehicle trail networks. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, stumpage levies, and registration fees for off-road vehicles.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	12,129	12,129
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,023)	(1,025)
Internal and External Recoveries	1,023	1,025
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	12,129	12,129

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2020/21	2021/22

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

RURAL OPPORTUNITIES, TENURES AND ENGINEERING

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2020/21	2021/22

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,500	6,500
Receipts	(6,500)	(6,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY
($000)

	Estimates 2020/21[1]	Estimates 2021/22
VOTED APPROPRIATION
Vote 32 — Ministry Operations	22,042,385	23,725,698

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	22,189,635	23,872,948

CAPITAL EXPENDITURES [2]	579	242
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS
($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Health Programs	21,934,627	24,203,633	(597,601)	23,606,032
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	255,008	269,940	(3,024)	266,916
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	22,189,635	24,473,573	(600,625)	23,872,948

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	579	242	—	242

TOTAL	579	242	—	242

MINISTRY OF HEALTH

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

VOTE 32 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	15,232,619	16,535,993
Medical Services Plan	5,242,763	5,550,427
PharmaCare	1,411,098	1,470,454
Health Benefits Operations	48,147	49,158
	21,934,627	23,606,032

Voted Appropriations Description: This sub-vote provides for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Costs may be recovered from the federal government under the Home and Community Care and Mental Health and Addictions funding agreement. Costs may also be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	801	1,032
Stewardship and Corporate Services	254,207	265,884
	255,008	266,916

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health and the Parliamentary Secretary for Seniors Services and Long-Term Care. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; administration, registration, record maintenance, certification, statistical analysis, and reporting births, deaths, and marriages occurring in the province through Vital Statistics; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	22,042,385	23,725,698

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	122,124	155,586
Operating Costs	191,123	162,084
Government Transfers	22,452,434	24,160,321
Other Expenses	150,008	150,122
Internal Recoveries	(151,340)	(154,540)
External Recoveries	(574,714)	(600,625)
TOTAL OPERATING EXPENSES	22,189,635	23,872,948

MINISTRY OF HEALTH

SPECIAL ACCOUNTS¹
($000)

Estimates	Estimates
2020/21	2021/22

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	—	—

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

The mission of the Ministry of Indigenous Relations and Reconciliation is to guide the Province of British Columbia’s efforts towards true, lasting reconciliation with Indigenous peoples in British Columbia. The ministry works towards reconciliation with First Nations, Métis, and Inuit peoples through the implementation of the United Nations Declaration on the Rights of Indigenous Peoples, and treaties, agreements, partnerships, and other social and economic initiatives.

MINISTRY SUMMARY
($000)

	Estimates 2020/21[1]	Estimates 2021/22
VOTED APPROPRIATIONS
Vote 33 — Ministry Operations	47,124	50,740
Vote 34 — Treaty and Other Agreements Funding	39,442	117,063

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	1,905	1,642
First Nations Clean Energy Business Fund Special Account	8,201	9,268

OPERATING EXPENSES	96,672	178,713

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	15,000	32,570
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS
($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Negotiations and Regional Operations Division	13,254	15,343	(2)	15,341
Strategic Partnerships and Initiatives Division	22,830	18,836	(2)	18,834
Reconciliation Transformation and Strategies Division	1,974	3,262	(2)	3,260
Executive and Support Services	9,066	13,307	(2)	13,305
Treaty and Other Agreements Funding	39,442	205,429	(88,366)	117,063
First Citizens Fund Special Account	1,905	1,642	—	1,642
First Nations Clean Energy Business Fund Special Account	8,201	9,270	(2)	9,268

TOTAL OPERATING EXPENSES	96,672	267,089	(88,376)	178,713

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1	1	—	1

TOTAL	1	1	—	1

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Treaty and Other Agreements Funding	15,000	32,570	—	32,570

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	15,000	32,570	—	32,570

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Treaty and Other Agreements Funding	—	58,059	(58,059)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	58,059	(58,059)	—

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

VOTE 33 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Negotiations and Regional Operations Division, Strategic Partnerships and Initiatives Division, Reconciliation Transformation and Strategies Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS DIVISION

Voted Appropriation
Negotiations and Regional Operations Division	13,254	15,341

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, comprehensive reconciliation agreements, revenue-sharing agreements, and other agreements with First Nations, Indigenous peoples and organizations, and the federal government. In addition, this sub-vote will support negotiation policy development, including emerging policy directives that strive to achieve rights, recognition, and reconciliation outcomes. This sub-vote also provides for the negotiation of agreements with the federal government to cost share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of engagements with First Nations and Indigenous peoples, including development of government-to-government resource management protocols, cross-government coordination of First Nations and Indigenous peoples consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for the operation of Victoria-based and regional offices that execute negotiations, agreement implementation, operations, and relationship management approaches. Regional offices support agencies across government at the regional level to coordinate engagements with First Nations and Indigenous peoples, including providing day-to-day advice on relationships with First Nations and Indigenous peoples, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	22,830	18,834

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Indigenous peoples through negotiations both inside and outside the treaty process considered strategically important to furthering the socio-cultural and socio-economic priorities of government, including revenue sharing. This sub-vote also supports community support and emergency management; provides for implementation of agreements with the federal government to cost share treaties and other arrangements with First Nations; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, including the development of legislation, the closing and implementation of agreements under the British Columbia Treaty Commission process, including land transfers; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within the treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, Indigenous communities and organizations, provincial ministries, and key stakeholders with the aim of accommodating First Nation and Indigenous interests and promoting collaboration and coordination on Indigenous issues across sectors and orders of government. This sub-vote also provides for initiatives to close the socio-economic gaps between Indigenous peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Indigenous peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in fiscal and socio-cultural/socio-economic policy development, relationship building, cultural initiatives, community development and innovation, support to Indigenous leadership and advisory bodies, and for administration of the First Citizens Fund, the First Nations Clean Energy Business Fund special account, and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

RECONCILIATION TRANSFORMATION AND STRATEGIES DIVISION

Voted Appropriation
Reconciliation Transformation and Strategies Division	1,974	3,260

Voted Appropriation Description: This sub-vote provides for work across government to guide the adoption of the United Nations Declaration on the Rights of Indigenous Peoples, the Truth and Reconciliation Commission of Canada: Calls to Action, and supports the implementation of the Tsilhqot’in Supreme Court Decision and learnings from other relevant case law. This sub-vote provides for the identification and pursuit of key cross-ministry and cross-government linkages to support alignment and collaboration, including the development of education, tools, and resources for the public service and external engagement approaches. This sub-vote also provides for the implementation of the Declaration on the Rights of Indigenous Peoples Act, and provides for the engagement processes towards, and the development of, the government’s reconciliation vision and to lead the necessary transformation associated with this vision, including policy, program, and legislative priorities. This sub-vote also provides for the development of treaty and non-treaty-related governance mandates, including supporting treaty and non-treaty-related policy work; collaboration with the federal government and Indigenous governments and organizations; and working with internal and external partners and stakeholders to identify and help drive economic growth and opportunities. This sub-vote provides for strategic advice and coordination to help drive economic growth and opportunities in Indigenous communities that support meaningful advancement of self-determination outcomes. This sub-vote provides for development, cross-ministry coordination, implementation, and monitoring of Indigenous and external stakeholders and intergovernmental engagement. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	684	978
Corporate Services	8,382	12,327
	9,066	13,305

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Indigenous Relations and Reconciliation; executive support, including the deputy minister’s office; delivering planning and support focused on reconciliation and major government initiatives and corporate administration. This sub-vote also funds the ministry’s strategic, service, and internal communications planning efforts; and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 33 — MINISTRY OPERATIONS	47,124	50,740

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

 VOTE 34 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriations
Treaty and Other Agreements Funding	3,662	3,482
Non Treaty Funding	35,780	113,581
	39,442	117,063

Voted Appropriations Description: This sub-vote provides for transfers and costs to First Nations, Indigenous peoples and organizations, and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements, including as a result of the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act. This sub-vote also provides for costs associated with acquisition, administration, and disposal of land and other assets as a result of the settlement of treaties, incremental treaties, and other agreements. Costs may be recovered from revenue received from stumpage, petroleum, natural gas, and minerals extraction or other sources. Costs may also be recovered from ministries, other entities within government, and parties external to government for transfers described within this sub-vote.

VOTE 34 — TREATY AND OTHER AGREEMENTS FUNDING	39,442	117,063

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS
($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	1,905	1,642

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	8,201	9,268

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	26,757	29,623
Operating Costs	8,283	9,217
Government Transfers	140,755	225,917
Other Expenses	2,575	2,488
Internal Recoveries	(156)	(156)
External Recoveries	(81,542)	(88,376)
TOTAL OPERATING EXPENSES	96,672	178,713

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS

($000)

	Estimates	Estimates
	2020/21	2021/22
FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $66.5 million which is not permitted to be spent. The account promotes the economic, educational, and cultural well-being of Indigenous peoples who are normally residents of British Columbia by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	821	821
OPERATING TRANSACTIONS
Revenue	1,905	1,642
Expense	(1,905)	(1,642)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	821	821

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS¹

($000)

	Estimates	Estimates
	2020/21	2021/22
FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	13,817	13,419
OPERATING TRANSACTIONS
Revenue	7,803	8,421
Expense	(8,204)	(9,271)
Internal and External Recoveries	3	3
Net Revenue (Expense)	(398)	(847)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	13,419	12,572

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

	Estimates	Estimates
	2020/21	2021/22
TREATY AND OTHER AGREEMENTS FUNDING

LAND TRANSFERS — Disbursements represent expenditures for acquisition, administration, and disposal of land and other assets as a result of the settlement of treaties, incremental treaties, and other agreements. Negotiation and implementation costs are funded through the ministry’s voted appropriations.

Disbursements	15,000	32,570
Receipts	—	—
Net Cash Requirement (Source)	15,000	32,570

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

	Estimates	Estimates
	2020/21	2021/22
TREATY AND OTHER AGREEMENTS FUNDING

BRITISH COLUMBIA FIRST NATIONS GAMING REVENUE SHARING LIMITED PARTNERSHIP — Disbursements are provided by the province to the British Columbia First Nations Gaming Revenue Sharing Limited Partnership (Partnership) or to a limited partner of the Partnership at the written request of the Partnership as per the formula set out in the Gaming Control Act, further supported by the Long-term First Nations Gaming Revenue Sharing and Financial Agreement in respect of a portion of the actual net income (receipts) of the British Columbia Lottery Corporation collected on behalf of the Partnership under the Gaming Control Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	58,059
Receipts	—	(58,059)
Net Cash Requirement (Source)	—	—

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

The mission of the Ministry of Jobs, Economic Recovery and Innovation incorporates key lines of government services to grow British Columbia’s economy for the benefit of all residents and communities. The ministry’s work includes establishing British Columbia as a preferred location for new and emerging technologies, supporting programs related to economic growth and job creation, providing integrated trade and investment programs to help increase exports for British Columbia businesses, supporting innovation and strategic investments across the province, and developing British Columbia’s national and international trade relations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21¹	2021/22
VOTED APPROPRIATION
Vote 35 — Ministry Operations	77,918	78,648

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	78,418	79,148

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Trade and Industry Development	25,801	25,907	(4)	25,903
Small Business and Economic Development	8,070	8,323	(4)	8,319
Investment and Innovation	11,109	11,201	(3)	11,198
Transfers to Crown Corporations and Agencies	25,640	25,640	—	25,640
Executive and Support Services	7,298	7,591	(3)	7,588
Northern Development Fund Special Account	500	500	—	500
TOTAL OPERATING EXPENSES	78,418	79,162	(14)	79,148

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1	1	—	1
TOTAL	1	1	—	1

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 35 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Trade and Industry Development, Small Business and Economic Development, Investment and Innovation, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TRADE AND INDUSTRY DEVELOPMENT

Voted Appropriation
Trade and Industry Development	25,801	25,903

Voted Appropriation Description: This sub-vote provides for the facilitation of trade development and investment attraction to advance strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; and the operation of the province’s international network of trade offices. This sub-vote supports the development and delivery of outbound trade and investment missions in conjunction with public and private sector partners and programming to assist British Columbia based companies to conduct international business. This sub-vote provides for domestic and international partnerships with public and private sector organizations with the aim of better alignment and efficiency in achieving the province’s trade and investment objectives. This sub-vote provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the province’s trade obligations. This sub-vote provides for the development of research and analysis to support effective market and sector strategies that will benefit all regions of the province. This sub-vote also provides support for the development and implementation of strategies to strengthen domestic industries across a range of sectors, including core and emerging industries through research, business intelligence, strategy and support for industry growth, and acts as lead in working with Forestry Innovation Investment Ltd. This sub-vote provides for operational and industry support activities related to the implementation of mass timber and construction innovation. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

SMALL BUSINESS AND ECONOMIC DEVELOPMENT

Voted Appropriation
Small Business and Economic Development	8,070	8,319

Voted Appropriation Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to small business and regulatory reform in British Columbia, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia. This sub-vote also provides for operational, programming, and research activities related to small business; the operation of the Small Business Roundtable; the provision of strategic direction to the province regarding advancing economic development, increasing productivity and competitiveness, and streamlining access to government services; and the development and implementation of comprehensive economic strategies, initiatives, provincial plans, and policies and legislation. This sub-vote also provides for the delivery of regional and provincial economic development programs and services to foster economic growth and job creation; the development and delivery of geographic market strategies and sector strategies, as well as the support for the operations of the Indigenous Business and Investment Council. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

INVESTMENT AND INNOVATION

Voted Appropriation
Investment and Innovation	11,109	11,198

Voted Appropriation Description: This sub-vote acts as lead for the coordination of investment programming and working with investors to facilitate investment in British Columbia, including working with stakeholders to identify barriers impeding investment projects and working to overcome them, including acting as lead in working with InBC Investment Corp. This sub-vote also provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act. This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; and providing strategic direction to remove barriers to innovation and commercialization, including acting as lead in working with Innovate BC. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Forestry Innovation Investment Ltd	19,550	19,550
Innovate BC	6,090	6,090
	25,640	25,640

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including Forestry Innovation Investment Ltd. and Innovate BC.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	1,006	1,212
Corporate Services	6,292	6,376
	7,298	7,588

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Economic Recovery and Innovation and the Minister of State for Trade, and for the Parliamentary Secretary for Technology and Innovation. This sub-vote also provides for executive direction of the Ministry of Jobs, Economic Recovery and Innovation and administrative services for the operating programs of the Ministry of Jobs, Economic Recovery and Innovation; the Ministry of Labour; the Ministry of Municipal Affairs; and the Ministry of Tourism, Arts, Culture and Sport; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 35 — MINISTRY OPERATIONS	77,918	78,648

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,905	30,934
Operating Costs	11,233	11,191
Government Transfers	38,091	38,091
Other Expenses	374	118
Internal Recoveries	(1,171)	(1,172)
External Recoveries	(14)	(14)
TOTAL OPERATING EXPENSES	78,418	79,148

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	516	591
OPERATING TRANSACTIONS
Revenue	575	500
Expense	(500)	(500)
Net Revenue (Expense)	75	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	591	591

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to promote fair, healthy, and safe labour and employment relationships in support of a strong, sustainable, and inclusive economy and to ensure provincial employment standards reflect the needs of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21¹	2021/22
VOTED APPROPRIATION
Vote 36 — Ministry Operations	17,185	17,374

OPERATING EXPENSES	17,185	17,374

CAPITAL EXPENDITURES ²	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LABOUR

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Labour Programs	15,642	47,087	(31,300)	15,787
Executive and Support Services	1,543	1,942	(355)	1,587
TOTAL OPERATING EXPENSES	17,185	49,029	(31,655)	17,374

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Labour Programs	3	3	—	3
TOTAL	3	3	—	3

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 36 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Labour Programs and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	13,882	14,010
WorkSafeBC Funded Services	1	1
Labour Policy and Legislation	1,759	1,776
	15,642	15,787

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations through the administration of the Workers Compensation Act, the Employment Standards Act, the Temporary Foreign Worker Protection Act, and the Labour Relations Code; the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and other employment and labour relations initiatives; and worker support programs. This sub-vote also provides for legislative and policy support for activities described within this sub-vote. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers Compensation Act. Costs may also be recovered from ministries, Crown corporations and agencies, and parties external to government for other activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	591	630
Corporate Services	952	957
	1,543	1,587

Voted Appropriations Description: This sub-vote provides for the offices for the Minister of Labour and for the Parliamentary Secretary for New Economy. This sub-vote also provides for executive direction of the Ministry of Labour; and administrative services for the operating programs of the Ministry of Labour, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Economic Recovery and Innovation and the Ministry of Municipal Affairs. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	17,185	17,374

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	38,124	38,300
Operating Costs	10,181	10,219
Government Transfers	59	59
Other Expenses	481	456
Internal Recoveries	(5)	(5)
External Recoveries	(31,655)	(31,655)
TOTAL OPERATING EXPENSES	17,185	17,374

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

The mission of the Ministry of Mental Health and Addictions is to help ensure the province’s mental health and addictions services are effective and responsive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 37 — Ministry Operations	12,712	12,735
OPERATING EXPENSES	12,712	12,735
CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Policy Development, Research, Monitoring and Evaluation	9,956	10,289	(150)	10,139
Executive and Support Services	2,756	2,596	—	2,596
TOTAL OPERATING EXPENSES	12,712	12,885	(150)	12,735

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1	1	—	1
TOTAL	1	1	—	1

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 37 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Policy Development, Research, Monitoring and Evaluation and Executive and Support Services.

POLICY DEVELOPMENT, RESEARCH, MONITORING AND EVALUATION

Voted Appropriation
Policy Development, Research, Monitoring and Evaluation	9,956	10,139

Voted Appropriation Description: This sub-vote provides for policy development, research, program monitoring and evaluation, partnerships with other organizations, and other activities related to mental health and addictions services. Costs may be recovered from ministries, other levels of governments, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	643	631
Corporate Services	2,113	1,965
	2,756	2,596

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Mental Health and Addictions and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for finance, strategic human resources, information management services and systems, and information and privacy.

VOTE 37 — MINISTRY OPERATIONS	12,712	12,735

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,818	8,851
Operating Costs	1,473	1,118
Government Transfers	2,400	—
Other Expenses	3,021	3,011
Internal Recoveries	(3,000)	(95)
External Recoveries	—	(150)
TOTAL OPERATING EXPENSES	12,712	12,735

MINISTRY OF MUNICIPAL AFFAIRS

The mission of the Ministry of Municipal Affairs is to provide British Columbians with liveable environments by helping local governments and residents build sustainable, well-governed communities; support newcomers to settle and integrate into the province; facilitate economic integration to address British Columbia’s labour market needs; and attract international entrepreneurs.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21¹	2021/22
VOTED APPROPRIATION
Vote 38 — Ministry Operations	137,985	297,530

STATUTORY APPROPRIATION
University Endowment Lands Administration Account Special Account	10,593	10,668

OPERATING EXPENSES	148,578	308,198

CAPITAL EXPENDITURES ²	4,261	2,601
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MUNICIPAL AFFAIRS

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Local Government	112,741	462,899	(191,949)	270,950
Immigration Services and Strategic Planning	16,603	168,679	(149,702)	18,977
Executive and Support Services	8,641	7,608	(5)	7,603
University Endowment Lands Administration Account Special Account	10,593	10,668	—	10,668

TOTAL OPERATING EXPENSES	148,578	649,854	(341,656)	308,198

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	361	316	—	316
University Endowment Lands Administration Account Special Account	3,900	2,285	—	2,285

TOTAL	4,261	2,601	—	2,601

MINISTRY OF MUNICIPAL AFFAIRS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 38 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Local Government, Immigration Services and Strategic Planning, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	107,144	265,353
University Endowment Lands	5,597	5,597
	112,741	270,950

Voted Appropriations Description: This sub-vote provides for the administration of core local government legislation, including the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and related organizations; development and administration of policy, legislation, and regulations; and the management and delivery of cross-government initiatives. These activities may involve consultation with other ministries; agencies; governments, including local governments; First Nations; and external stakeholders. This sub-vote also provides for the operation of the University Endowment Lands and for funding to support the public library system. Costs may be recovered from special accounts, ministries, organizations within the government reporting entity, other organizations, and local and federal governments for activities described within this sub-vote.

IMMIGRATION SERVICES AND STRATEGIC PLANNING

Voted Appropriations
Strategic Planning	517	530
Workforce and Immigration	14,429	16,765
Community Gaming Grants	1,657	1,682
	16,603	18,977

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to administration of the British Columbia Provincial Nominee Program and immigrant settlement and integration services, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia, and the administration of Part 6 of the Gaming Control Act, as well as the distribution of gaming proceeds through community gaming grants. Costs related to the British Columbia Provincial Nominee Program may be recovered from fees. Costs may also be recovered from ministries, the British Columbia Lottery Corporation, other organizations, and local and federal governments for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	575	620
Corporate Services	8,066	6,983
	8,641	7,603

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Municipal Affairs. This sub-vote also provides for executive direction of the Ministry of Jobs, Economic Recovery and Innovation; the Ministry of Labour; the Ministry of Municipal Affairs; and the Ministry of Tourism, Arts, Culture and Sport; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems; and support for ministry programs and initiatives. This sub-vote also provides for the operations of the office of the Auditor General for Local Government. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	137,985	297,530

MINISTRY OF MUNICIPAL AFFAIRS

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: University Endowment Lands Administration Account.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	10,593	10,668

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	25,517	29,039
Operating Costs	13,042	13,335
Government Transfers	415,377	607,252
Other Expenses	10,626	10,901
Internal Recoveries	(10,598)	(10,673)
External Recoveries	(305,386)	(341,656)
TOTAL OPERATING EXPENSES	148,578	308,198

MINISTRY OF MUNICIPAL AFFAIRS

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	26,781	23,024
OPERATING TRANSACTIONS
Revenue	10,593	10,668
Expense	(10,593)	(10,668)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(3,900)	(2,285)
Net Cash Source (Requirement)	(3,900)	(2,285)
Working Capital Adjustments and Other Spending Authority Committed³	143	218
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	23,024	20,957

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs, to administer regulations for the liquor and cannabis industries, to ensure that the public has confidence in British Columbia’s gaming sector, and to lead the development and coordination of an effective emergency management system for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATIONS
Vote 39 — Ministry Operations	819,777	849,613
Vote 40 — Emergency Program Act	36,527	36,420

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	29	40
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	871,118	900,858

CAPITAL EXPENDITURES ²	11,262	2,542
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Corrections	253,459	266,787	(4,045)	262,742
Policing and Security	405,474	467,713	(50,215)	417,498
Victim Services and Crime Prevention	58,870	64,015	(300)	63,715
BC Coroners Service	17,103	17,571	(2)	17,569
RoadSafetyBC	16,758	22,538	(4,227)	18,311
Liquor and Cannabis Regulation	1	12,540	(12,539)	1
Gaming Policy and Enforcement	19,437	64,311	(44,772)	19,539
Emergency Management BC	29,454	41,390	(10,491)	30,899
Executive and Support Services	19,221	19,341	(2)	19,339
Emergency Program Act	36,527	36,421	(1)	36,420
Civil Forfeiture Account Special Account	29	7,541	(7,501)	40
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	871,118	1,034,953	(134,095)	900,858

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Corrections	1,062	1,062	—	1,062
Policing and Security	70	—	—	—
BC Coroners Service	35	35	—	35
RoadSafetyBC	8,890	—	—	—
Emergency Management BC	—	550	—	550
Executive and Support Services	1,205	895	—	895

TOTAL	11,262	2,542	—	2,542

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 39 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Corrections, Policing and Security, Victim Services and Crime Prevention, BC Coroners Service, Road Safety BC, Liquor and Cannabis Regulation, Gaming Policy and Enforcement, Emergency Management BC, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	253,459	262,742

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for activities described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	405,474	417,498

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province; management of contract policing; the development and administration of policy and legislation regarding cannabis, including stakeholder consultation and public engagement; and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	58,870	63,715

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for activities described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	17,103	17,569

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service and the administration of the Coroners Act, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children’s deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests and Death Review Panels; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	16,758	18,311

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia’s decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for activities described within this sub-vote.

LIQUOR AND CANNABIS REGULATION

Voted Appropriation
Liquor and Cannabis Regulation	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement of cannabis and liquor in support of the Liquor Control and Licensing Act and regulations, and the Cannabis Control and Licensing Act and regulations to establish and operate ongoing programs to reduce the incidence of underage consumption and increase public awareness about responsible consumption. Costs may be recovered from ministries, Crown agencies, licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for activities described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,436	19,538
Distribution of Gaming Proceeds	1	1
	19,437	19,539

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. This sub-vote also provides for the activities of the cross-government Compliance and Enforcement Secretariat. Costs related to the Secretariat’s activities may be recovered from ministries and Crown agencies. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for activities described within this sub-vote. Costs may also be recovered from ministries for activities described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	29,454	30,899

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency management planning and preparedness, emergency management policy development, disaster risk reduction, and disaster mitigation activities. Mitigation activities include flood, fire, and other hazards and disasters; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to emergencies. This sub-vote also provides for the coordination of recovery from wildfire and other provincial disasters, including community engagement and recovery plans and actions. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	803	829
Corporate Services	18,418	18,510
	19,221	19,339

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General; executive direction of the ministry, including the Deputy Solicitor General’s office and the Deputy Minister of Emergency Management BC’s office; the Parliamentary Secretary for Emergency Preparedness; general services to support program delivery; policy development; and management services for the ministry, including oversight of Crown corporations and delegated consumer protection agencies, and the Ministry of Attorney General, including financial administration, facilities management, organizational development, and service planning sponsored by the Minister of Public Safety and Solicitor General. This sub-vote also provides for the development and implementation of a regulatory framework for cannabis, including cannabis distribution. Costs may be recovered for costs associated with consumer restitution. Costs may also be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 39 — MINISTRY OPERATIONS	819,777	849,613

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 40 — EMERGENCY PROGRAM ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	36,527	36,420

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 40 — EMERGENCY PROGRAM ACT	36,527	36,420

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	29	40

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	301,116	317,834
Operating Costs	89,767	91,699
Government Transfers	666,931	623,791
Other Expenses	19,413	19,422
Internal Recoveries	(17,792)	(17,793)
External Recoveries	(188,317)	(134,095)
TOTAL OPERATING EXPENSES	871,118	900,858

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the Act is to suppress unlawful activities by removing the associated economic incentive and to fund crime prevention, crime remediation, and victim compensation initiatives. The account is established to receive the liquidated value of forfeited assets and to distribute the net revenue in the form of grants. The net revenue represents the excess of recoveries over expenses in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	9,273	9,244
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(7,530)	(7,541)
Internal and External Recoveries	7,501	7,501
Net Revenue (Expense)	(29)	(40)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	9,244	9,204

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,548	2,677
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed [3]	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,677	2,806

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,416	2,416
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,416	2,416

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2020/21	2021/22

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada, fines issued under the Controlled Drugs and Substances Act, the Cannabis Act, and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	32,623	31,119
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	31,119	29,615

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

The mission of the Ministry of Social Development and Poverty Reduction is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates 2020/21[1]	Estimates 2021/22
VOTED APPROPRIATION
Vote 41 — Ministry Operations	3,681,835	4,359,801
OPERATING EXPENSES	3,681,835	4,359,801
CAPITAL EXPENDITURES [2]	1,449	2,313
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Income Assistance	2,500,272	3,047,486	(20,914)	3,026,572
Employment	29,169	368,179	(339,010)	29,169
Community Living Services	1,139,699	1,290,395	(1)	1,290,394
Employment and Assistance Appeal Tribunal	1,837	1,849	—	1,849
Executive and Support Services	10,858	11,857	(40)	11,817
TOTAL OPERATING EXPENSES	3,681,835	4,719,766	(359,965)	4,359,801

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1,449	2,313	—	2,313
TOTAL	1,449	2,313	—	2,313

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	148,769	153,991
Temporary Assistance	429,851	547,417
Disability Assistance	1,531,691	1,871,895
Supplementary Assistance	389,961	453,269
	2,500,272	3,026,572

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from the Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments of assistance described within this sub-vote. Costs may also be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,168	29,168
Labour Market Development Agreement	1	1
	29,169	29,169

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries, other levels of government, and parties external to government under cost-sharing agreements for activities described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	1,139,699	1,290,394

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act. Costs may be recovered from other levels of government under cost-sharing agreements for activities described within this sub-vote.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,837	1,849

Voted Appropriation Description: This sub-vote provides for the operation and administration of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for activities described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	611	739
Corporate Services	10,247	11,078
	10,858	11,817

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Poverty Reduction, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Accessibility and the Parliamentary Secretary for Community Development and Non-Profits. This includes strategic and business planning, financial administration and budget management, strategic human resource management, asset and risk management, and facilities. This sub-vote provides for strategic planning, research and development of accessibility legislation and associated initiatives, an Accessibility Directorate, and poverty reduction initiatives. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	3,681,835	4,359,801

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	146,664	155,173
Operating Costs	64,179	62,875
Government Transfers	3,829,702	4,511,022
Other Expenses	20,438	20,581
Internal Recoveries	(29,885)	(29,885)
External Recoveries	(349,263)	(359,965)
TOTAL OPERATING EXPENSES	3,681,835	4,359,801

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

The mission of the Ministry of Tourism, Arts, Culture and Sport is to promote growth in tourism, and integrate it with the vibrant arts, culture, and sport sectors in British Columbia for the benefit of residents, visitors, and investors. The ministry’s work supports welcoming, inclusive communities that value broad opportunities for participation in sports, cultural activities, and the arts.

MINISTRY SUMMARY

($000)

	Estimates 2020/21[1]	Estimates 2021/22
VOTED APPROPRIATION
Vote 42 — Ministry Operations	153,284	156,797

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	4,230	4,230
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200

OPERATING EXPENSES	158,714	162,227
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Tourism Sector Strategy	14,674	20,247	(4,401)	15,846
Arts and Culture	35,894	38,005	(2)	38,003
Sport and Creative Sector	24,698	25,762	(1,064)	24,698
Transfers to Crown Corporations and Agencies	76,851	76,851	—	76,851
Executive and Support Services	1,167	1,401	(2)	1,399
BC Arts and Culture Endowment Special Account	4,230	4,230	—	4,230
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200	—	1,200
TOTAL OPERATING EXPENSES	158,714	167,696	(5,469)	162,227

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1	1	—	1
TOTAL	1	1	—	1

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

VOTE 42 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Tourism Sector Strategy, Arts and Culture, Sport and Creative Sector, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TOURISM SECTOR STRATEGY

Voted Appropriation
Tourism Sector Strategy	14,674	15,846

Voted Appropriation Description: This sub-vote provides for the strategy, development, and implementation of provincial plans, policies, programs, and legislation related to tourism and/or the tourism industry in British Columbia; and support to the Minister’s Tourism Engagement Council. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	35,894	38,003

Voted Appropriation Description: This sub-vote provides for arts and cultural policy and programs, administration and delivery of government programs under the Arts Council Act, and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

SPORT AND CREATIVE SECTOR

Voted Appropriations
Sport	21,299	21,299
Creative Sector	3,399	3,399
	24,698	24,698

Voted Appropriations Description: This sub-vote provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, and the administration of the Physical Fitness and Amateur Sports Fund. This sub-vote also provides for the Office of the Athletic Commissioner. This sub-vote also provides for the support and promotion of British Columbia’s creative economy and industries. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	7,001	7,001
Destination BC Corp	51,373	51,373
Knowledge Network Corporation	6,611	6,611
Royal British Columbia Museum	11,866	11,866
	76,851	76,851

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Pavilion Corporation, Destination BC Corp., Knowledge Network Corporation, and Royal British Columbia Museum.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	544	696
Corporate Services	623	703
	1,167	1,399

Voted Appropriations Description: This sub-vote provides for the offices for the Minister of Tourism, Arts, Culture and Sport and for the Parliamentary Secretary for Arts and Film. This sub-vote also provides for executive direction of the Ministry of Tourism, Arts, Culture and Sport; and administrative services for the operating programs of the Ministry of Tourism, Arts, Culture and Sport, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Economic, Recovery and Innovation and the Ministry of Municipal Affairs. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	153,284	156,797

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

STATUTORY DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Arts and Culture Endowment and Physical Fitness and Amateur Sports Fund.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	4,230	4,230

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,200	1,200

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	6,891	8,344
Operating Costs	1,048	1,108
Government Transfers	156,232	158,228
Other Expenses	19	22
Internal Recoveries	(5)	(6)
External Recoveries	(5,471)	(5,469)
TOTAL OPERATING EXPENSES	158,714	162,227

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SPECIAL ACCOUNTS1

($000)

Estimates 2020/21	Estimates 2021/22

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2008. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]		8,711	9,311
OPERATING TRANSACTIONS
Revenue		4,830	4,830
Expense		(4,230)	(4,230)
Net Revenue (Expense)	.	600	600
FINANCING TRANSACTIONS
Receipts		—	—
Disbursements		—	—
Capital Expenditures		—	—
Net Cash Source (Requirement)		—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]		9,311	9,911

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SPECIAL ACCOUNTS1

($000)

Estimates 2020/21	Estimates 2021/22

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $42.5 million which is not permitted to be spent. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	1,290	1,290
OPERATING TRANSACTIONS
Revenue	1,200	1,200
Expense	(1,200)	(1,200)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,290	1,290

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2020/21 is based on the 2019/20 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2020/21[1]	Estimates 2021/22
VOTED APPROPRIATION
Vote 43 — Ministry Operations	929,374	948,948
OPERATING EXPENSES	929,374	948,948
CAPITAL EXPENDITURES [2]	5,383	3,506
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Transportation and Infrastructure Improvements	16,524	1,844,001	(1,827,153)	16,848
Public Transportation	350,702	1,167,304	(806,492)	360,812
Highway Operations	545,541	672,161	(118,210)	553,951
Commercial Transportation Regulation	3,387	4,434	(978)	3,456
Executive and Support Services	13,220	23,637	(9,756)	13,881
TOTAL OPERATING EXPENSES	929,374	3,711,537	(2,762,589)	948,948

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Highway Operations	5,383	3,506	—	3,506
TOTAL	5,383	3,506	—	3,506

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

VOTE 43 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	7,446	13,522
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	8,129	2,334
Enhancing Economic Development	947	990
	16,524	16,848

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, and Enhancing Economic Development. Major activities include transportation and corporate policy, cross-government initiatives, service planning and performance measurement, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and land and property acquisition for provincial transportation assets and infrastructure; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act and other tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties to support transportation initiatives. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	119,587	129,697
Coastal Ferry Services	231,115	231,115
	350,702	360,812

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services, including costs incurred for providing public passenger and transportation services in, and between, various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	507,098	514,773
Commercial Vehicle Safety and Enforcement	27,783	28,508
Inland Ferries	10,660	10,670
	545,541	553,951

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the development, administration, and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, passenger transportation services and operations; payments for maintenance of highways, roads, bridge structures, ferries, and tunnels; payments for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals and related infrastructure; and transfers to other parties. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2020/21	Estimates 2021/22

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	890	890
Passenger Transportation Branch	2,496	2,565
	3,387	3,456

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch and for costs associated with the administration of the Container Trucking Act and the Passenger Transportation Act. The Container Trucking Commissioner issues, audits, and enforces container trucking licences, sets container trucking rates, and oversees key drayage industry activities. The Passenger Transportation Board reviews and approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation reviews and approves applications for passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for transfers to other parties to support passenger transportation programs. Costs may be recovered from ministries, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	622	1,003
Corporate Services	12,598	12,878
	13,220	13,881

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure and the Minister of State for Infrastructure; the deputy minister’s office; and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	929,374	948,948

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	147,239	150,305
Operating Costs	2,877,204	3,233,793
Government Transfers	358,169	340,183
Other Expenses	1,156	1,165
Internal Recoveries	(13,683)	(13,909)
External Recoveries	(2,440,711)	(2,762,589)
TOTAL OPERATING EXPENSES	929,374	948,948

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATION
Vote 44 — Management of Public Funds and Debt	1,196,835	1,339,774

OPERATING EXPENSES	1,196,835	1,339,774
CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,196,832	1,340,740	(969)	1,339,771
Cost of Borrowing for Relending to Government Bodies	1	1,248,743	(1,248,742)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	31,703	(31,702)	1
TOTAL OPERATING EXPENSES	1,196,835	2,621,187	(1,281,413)	1,339,774

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

(Minister of Finance)

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,196,832	1,339,771

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, costs associated with business continuation planning in relation to debt management and banking and cash management functions, and management and administration of the rights and obligations of the government under agreements and other arrangements relating to government mortgages and other interests and investments. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with, including amounts required to be paid in respect of, financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with, including amounts to be paid in respect of, commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt issued in advance of requirements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements). The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,196,835	1,339,774

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,545,941	2,621,187
External Recoveries	(1,349,106)	(1,281,413)
TOTAL OPERATING EXPENSES	1,196,835	1,339,774

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2020/21[1]	2021/22
VOTED APPROPRIATIONS
Vote 45 — Contingencies (All Ministries) and New Programs	1,066,042	4,250,000
Vote 46 — Capital Funding	2,789,336	3,447,983
Vote 47 — Commissions on Collection of Public Funds	1	1
Vote 48 — Allowances for Doubtful Revenue Accounts	1	1
Vote 49 — Tax Transfers	1,686,000	1,871,000
Vote 50 — Forest Practices Board	3,861	3,861

OPERATING EXPENSES	5,545,241	9,572,846
CAPITAL EXPENDITURES [2]	63,041	100,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2020/21 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2021/22 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2020/21	2021/22 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	1,066,042	4,250,001	(1)	4,250,000
Capital Funding	2,789,336	3,447,989	(6)	3,447,983
Commissions on Collection of Public Funds	1	73,319	(73,318)	1
Allowances for Doubtful Revenue Accounts	1	66,630	(66,629)	1
Tax Transfers	1,686,000	1,871,000	—	1,871,000
Forest Practices Board	3,861	3,863	(2)	3,861
TOTAL OPERATING EXPENSES	5,545,241	9,712,802	(139,956)	9,572,846

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	63,041	100,000	—	100,000
TOTAL	63,041	100,000	—	100,000

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 45 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for funding related to pandemic response and economic recovery, new initiatives under the CleanBC plan, ex gratia payments, and the funding of new programs initiated during the fiscal year. Costs may be recovered from the federal government and other parties external to the provincial government for activities funded by this vote.

OPERATING EXPENSES
General Programs	993,242	855,000
Pandemic and Recovery	—	3,250,000
CleanBC	72,800	145,000
	1,066,042	4,250,000
CAPITAL EXPENDITURES
Project Reserves	63,041	100,000

VOTE 46 — CAPITAL FUNDING

(Minister of Advanced Education and Skills Training; Attorney General; Minister of Education;

Minister of Health; and Minister of Tourism, Arts, Culture and Sport)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education and Skills Training; the Attorney General; the Minister of Education; the Minister of Health; and the Minister of Tourism, Arts, Culture and Sport to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization, and other votes may also provide for grants to government organizations for their capital expenditures. Costs may be recovered from other levels of government contributing to capital expenditures for which grants may be made under this vote.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education and Skills Training)	468,820	498,391
Housing (Attorney General)	395,819	388,942
Schools (Minister of Education)	880,192	1,033,349
Health Facilities (Minister of Health)	1,007,505	1,406,522
British Columbia Pavilion Corporation (Minister of Tourism, Arts, Culture and Sport)	10,000	10,000
Royal British Columbia Museum (Minister of Tourism, Arts, Culture and Sport)	27,000	110,779
	2,789,336	3,447,983

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 47 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education and Skills Training	Minister of Health
Minister of Agriculture, Food and Fisheries	Minister of Indigenous Relations and Reconciliation
Attorney General	Minister of Jobs, Economic Recovery
Minister of Children and Family Development	and Innovation
Minister of Citizens’ Services	Minister of Labour
Minister of Education	Minister of Mental Health and Addictions
Minister of Energy, Mines and Low Carbon Innovation	Minister of Municipal Affairs
Minister of Environment and Climate Change Strategy	Minister of Public Safety and Solicitor General
Minister of Finance	Minister of Social Development and Poverty Reduction
Minister of Forests, Lands, Natural Resource Operations	Minister of Tourism, Arts, Culture and Sport
and Rural Development	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Attorney General. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education and Skills Training	1	1
Ministry of Agriculture, Food and Fisheries	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Low Carbon Innovation	1	1
Ministry of Environment and Climate Change Strategy	1	1
Ministry of Finance	66,000	66,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	1,566	1,531
Ministry of Health	895	716
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Economic Recovery and Innovation	1	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs	1	1
Ministry of Public Safety and Solicitor General	4,104	4,177
Ministry of Social Development and Poverty Reduction	480	480
Ministry of Tourism, Arts, Culture and Sport	1	1
Ministry of Transportation and Infrastructure	1	1
Recoveries	(73,458)	(73,317)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 48 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education and Skills Training	Minister of Health
Minister of Agriculture, Food and Fisheries	Minister of Indigenous Relations and Reconciliation
Attorney General	Minister of Jobs, Economic Recovery
Minister of Children and Family Development	and Innovation
Minister of Citizens’ Services	Minister of Labour
Minister of Education	Minister of Mental Health and Addictions
Minister of Energy, Mines and Low Carbon Innovation	Minister of Municipal Affairs
Minister of Environment and Climate Change Strategy	Minister of Public Safety and Solicitor General
Minister of Finance	Minister of Social Development and Poverty Reduction
Minister of Forests, Lands, Natural Resource Operations	Minister of Tourism, Arts, Culture and Sport
and Rural Development	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education and Skills Training	1	1
Ministry of Agriculture, Food and Fisheries	1	1
Ministry of Attorney General	2,438	2,438
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Low Carbon Innovation	1	1
Ministry of Environment and Climate Change Strategy	50	50
Ministry of Finance	23,500	30,399
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	5,602	15,602
Ministry of Health	4,506	4,506
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Economic Recovery and Innovation	1	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs	1	1
Ministry of Public Safety and Solicitor General	5,334	5,534
Ministry of Social Development and Poverty Reduction	8,029	8,029
Ministry of Tourism, Arts, Culture and Sport	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(49,529)	(66,628)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 49 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program included in Other Personal Income Tax Credits also incorporates amounts paid to the federal government for administering the program. Effective October 1, 2020, a new BC Child Opportunity Benefit was combined with the early childhood tax benefit into a single new benefit.

OPERATING EXPENSES
Climate Action Tax Credits	302,000	312,000
BC Child Opportunity Benefit	255,000	410,000
Sales Tax Credits	50,000	57,500
Small Business Venture Capital Tax Credits	30,000	30,000
Other Personal Income Tax Credits	65,000	66,500
Film and Television Tax Credits	100,000	117,500
Production Services Tax Credits	695,300	666,700
Scientific Research and Experimental Development Tax Credits	76,000	101,300
Interactive Digital Media Tax Credits	70,000	71,300
Other Corporate Income Tax Credits	42,700	38,200
	1,686,000	1,871,000

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2020/21	2021/22

VOTE 50 — FOREST PRACTICES BOARD

(Minister of Forests, Lands, Natural Resource Operations and Rural Development)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for activities described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,861	3,861

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	2,475	2,475
Operating Costs	1,386	1,386
Government Transfers	4,475,336	5,318,983
Other Expenses	1,189,042	4,389,959
Internal Recoveries	(1)	(1)
External Recoveries	(122,997)	(139,956)
TOTAL OPERATING EXPENSES	5,545,241	9,572,846

SCHEDULES

A − General Fund Operating Expenses and Capital Expenditures Reconciliation − 2020/21

B − General Fund Special Accounts Summary

C − Financing Transactions − Capital Expenditures

D − Financing Transactions − Loans, Investments and Other Requirements

E − Financing Transactions − Revenue Collected for, and Transferred to, Other Entities

F − Summary of Ministerial Accountability for Operating Expenses

G − Estimated Consolidated Revenue Fund Operating Result

H − Major Service Delivery Agencies Estimated Revenues and Expenses

I − Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 21/22

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2020/21

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Attorney General

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	651,840	7,033
Transfer from Ministry of Municipal Affairs
November 2020 Government Reorganization	519,419	—
Transfer from Ministry of Social Development and Poverty Reduction
November 2020 Government Reorganization	985	—
Transfer from Ministry of Tourism, Arts, Culture and Sport
December 2020 Government Reorganization	2,039	—
Transfer to Ministry of Finance
November 2020 Government Reorganization	(1,141)	—
Transfer to Ministry of Public Safety and Solicitor General
November 2020 Government Reorganization	(19,438)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	1,153,704	7,033

Children and Family Development

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	2,228,446	1,569
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(2,090)	—
Transfer to Ministry of Forests, Lands, Natural Resource Operations and Rural Development
November 2020 Government Reorganization	—	—
Transfer to Ministry of Mental Health and Addictions
Provincial Office Support funding	(3,000)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	2,223,356	1,569

Citizens’ Services

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	551,650	350,266
Transfer from Ministry of Children and Family Development
Centralization of Building Occupancy Charges funding	2,090	—
Transfer from Ministry of Jobs, Economic Recovery and Innovation
November 2020 Government Reorganization	769	—
Transfer from Ministry of Public Safety and Solicitor General
Reassignment of staff and funding	13	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	554,522	350,266

Education

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	6,696,903	601
Transfer to Ministry of Municipal Affairs
November 2020 Government Reorganization	(2,478)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	6,694,425	601

Finance
Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	837,619	143
Transfer from Ministry of Attorney General
November 2020 Government Reorganization	1,141	—
Transfer from Ministry of Municipal Affairs
November 2020 Government Reorganization	575	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	839,335	143

ESTIMATES, 21/22

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2020/21

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Forests, Lands, Natural Resource Operations and Rural Development

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	843,968	88,497
Transfer from Ministry of Children and Family Development
November 2020 Government Reorganization	—	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	843,968	88,497

Jobs, Economic Recovery and Innovation (formerly Jobs, Economic Development and Competitiveness)

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	93,616	1
Transfer to Ministry of Citizens’ Services
November 2020 Government Reorganization	(769)	—
Transfer to Ministry of Municipal Affairs
November 2020 Government Reorganization	(14,429)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	78,418	1

Mental Health and Addictions

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	9,712	1
Transfer from Ministry of Children and Family Development
Provincial Office Support funding	3,000	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	12,712	1

Municipal Affairs (formerly Municipal Affairs and Housing)

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	650,313	4,261
Transfer from Ministry of Education
November 2020 Government Reorganization	2,478	—
Transfer from Ministry of Jobs, Economic Recovery and Innovation
November 2020 Government Reorganization	14,429	—
Transfer from Other Appropriations
Auditor General for Local Government funding	1,806	—
Transfer to Ministry of Attorney General
November 2020 Government Reorganization	(519,419)	—
Transfer to Ministry of Finance
November 2020 Government Reorganization	(575)	—
Transfer to Ministry of Transportation and Infrastructure
November 2020 Government Reorganization	(454)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	148,578	4,261

Public Safety and Solicitor General

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	851,693	11,262
Transfer from Ministry of Attorney General
November 2020 Government Reorganization	19,438	—
Transfer to Ministry of Citizens’ Services
Reassignment of staff and funding	(13)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	871,118	11,262

ESTIMATES, 21/22

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2020/21

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Social Development and Poverty Reduction

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	3,682,820	1,449
Transfer to Ministry of Attorney General
November 2020 Government Reorganization	(985)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	3,681,835	1,449

Tourism, Arts, Culture and Sport (formerly Tourism, Arts and Culture)

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	160,753	1
Transfer to Ministry of Attorney General
December 2020 Government Reorganization	(2,039)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	158,714	1

Transportation and Infrastructure

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	928,920	5,383
Transfer from Ministry of Municipal Affairs
November 2020 Government Reorganization	454	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	929,374	5,383

Other Appropriations

Total Operating Expenses and Capital Expenditures — 2020/21 Estimates	5,547,047	63,041
Transfer to Ministry of Municipal Affairs
Auditor General for Local Government funding	(1,806)	—
Total Operating Expenses and Capital Expenditures — 2020/21 Restated	5,545,241	63,041

All Special Offices, Ministries and Other Appropriations

Total General Fund Operating Expenses and Capital Expenditures — 2020/21 Estimates	50,228,000	568,990
Total Transfers from Special Offices, Ministries and Other Appropriations	568,636	—
Total Transfers to Special Offices, Ministries and Other Appropriations	(568,636)	—
Total General Fund Operating Expenses and Capital Expenditures — 2020/21 Restated	50,228,000	568,990

ESTIMATES, 21/22

GENERAL FUND SPECIAL ACCOUNTS SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2022)
($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2021	Revenue	Expense	Fund²	(Disbursements)	Expense	Adjustment³	March 31, 2022
Special Accounts¹
BC Arts and Culture Endowment special account	9,311	4,830	(4,230)	—	—	—	—	9,911
BC Timber Sales Account	532,500	344,050	(233,816)	(100,000)	(105,816)	(49,851)	121,937	509,004
British Columbia Training and Education Savings Program	504,722	942	(30,001)	—	—	—	—	475,663
Civil Forfeiture Account	9,244	—	(40)	—	—	—	—	9,204
Corrections Work Program Account	2,677	1,350	(1,281)	—	—	—	60	2,806
Criminal Asset Management Fund	2,416	—	—	—	—	—	—	2,416
Crown Land special account	50,000	107,118	(20)	(107,098)	—	—	—	50,000
First Citizens Fund	821	1,642	(1,642)	—	—	—	—	821
First Nations Clean Energy Business Fund special account	13,419	8,421	(9,268)	—	—	—	—	12,572
Forest Stand Management Fund	12,129	—	—	—	—	—	—	12,129
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	94,484	12,884	(12,884)	—	—	—	—	94,484
Housing Priority Initiatives special account	65,884	565,110	(565,110)	—	—	—	—	65,884
Innovative Clean Energy Fund special account	13,451	5,500	(8,103)	—	—	—	—	10,848
Insurance and Risk Management Account	651,969	23,273	(4,630)	—	—	—	50	670,662
Long Term Disability Fund special account	738,225	87,777	(69,150)	—	—	—	—	756,852
Northern Development Fund	591	500	(500)	—	—	—	—	591
Park Enhancement Fund special account	9,157	9,900	(9,800)	—	—	(400)	—	8,857
Physical Fitness and Amateur Sports Fund	1,290	1,200	(1,200)	—	—	—	—	1,290
Production Insurance Account	82,412	31,200	(23,200)	—	—	—	—	90,412
Provincial Home Acquisition Wind Up special account	15,464	4	(10)	—	—	—	—	15,458
Public Guardian and Trustee Operating Account	21,898	10,756	(10,756)	—	—	(363)	883	22,418
Sustainable Environment Fund	14,785	26,418	(26,135)	—	—	—	—	15,068
Teachers Act Special Account	1,305	7,651	(8,540)	—	—	—	—	416
University Endowment Lands Administration Account	23,024	10,668	(10,668)	—	—	(2,285)	218	20,957
Victim Surcharge Special Account	31,119	12,000	(13,504)	—	—	—	—	29,615
	2,902,297	1,420,444	(1,191,738)	(207,098)	(105,816)	(52,899)	123,148	2,888,338
Transfers from Voted Appropriations to Special Accounts[4]
Long Term Disability Fund special account	—	(44,387)	44,387	—	—	—	—	—
Production Insurance Account	—	(10,000)	10,000	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(10,756)	10,756	—	—	—	—	—
	—	(65,143)	65,143	—	—	—	—	—

Total Special Accounts (net of transfers)	2,902,297	1,355,301	(1,126,595)	(207,098)	(105,816)	(52,899)	123,148	2,888,338

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	Transfers from (to) the General Fund consist of changes in statutory spending authority.

[3]	Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

[4]	Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements.

ESTIMATES, 21/22

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2022)
($000)

The allocation of the total voted appropriations among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted appropriations among special offices, ministries, and other appropriations. No reallocation may result in the total voted appropriations set out in this Schedule being exceeded.

					Net Cash
	Capital				Requirement
	Expenditures	P3 Liabilities	Disbursements	Receipts	(Source)
SUMMARY
Voted Appropriations	587,988	—	587,988	—	587,988
Special Accounts ¹	52,899	—	52,899	—	52,899
Service Delivery Agencies	7,837,972	(336,445)	7,501,527	(1,169,763)	6,331,764
Total	8,478,859	(336,445)	8,142,414	(1,169,763)	6,972,651

Legislative Assembly	6,309	—	6,309	—	6,309
Officers of the Legislature	1,916	—	1,916	—	1,916
Office of the Premier	1	—	1	—	1
Ministry of Advanced Education and Skills Training	504	—	504	—	504
Ministry of Agriculture, Food and Fisheries	755	—	755	—	755
Ministry of Attorney General	14,348	—	14,348	—	14,348
Ministry of Children and Family Development	527	—	527	—	527
Ministry of Citizens’ Services	389,496	—	389,496	—	389,496
Ministry of Education	2	—	2	—	2
Ministry of Energy, Mines and Low Carbon Innovation	299	—	299	—	299
Ministry of Environment and Climate Change Strategy	35,144	—	35,144	—	35,144
Ministry of Finance	191	—	191	—	191
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	80,184	—	80,184	—	80,184
Ministry of Health	242	—	242	—	242
Ministry of Indigenous Relations and Reconciliation	1	—	1	—	1
Ministry of Jobs, Economic Recovery and Innovation	1	—	1	—	1
Ministry of Labour	3	—	3	—	3
Ministry of Mental Health and Addictions	1	—	1	—	1
Ministry of Municipal Affairs	2,601	—	2,601	—	2,601
Ministry of Public Safety and Solicitor General	2,542	—	2,542	—	2,542
Ministry of Social Development and Poverty Reduction	2,313	—	2,313	—	2,313
Ministry of Tourism, Arts, Culture and Sport	1	—	1	—	1
Ministry of Transportation and Infrastructure	3,506	—	3,506	—	3,506
Project Reserves ²	100,000	—	100,000	—	100,000
General Fund Total ³	640,887	—	640,887	—	640,887

Health Facilities	2,244,660	(31,801)	2,212,859	(389,804)	1,823,055
Schools	1,197,072	—	1,197,072	(27,371)	1,169,701
Post-secondary Institutions	1,262,566	—	1,262,566	(186,231)	1,076,335
Transportation	2,274,627	(304,644)	1,969,983	(566,357)	1,403,626
Social Housing	671,584	—	671,584	—	671,584
Other	187,463	—	187,463	—	187,463
Service Delivery Agencies Total[4]	7,837,972	(336,445)	7,501,527	(1,169,763)	6,331,764
Total	8,478,859	(336,445)	8,142,414	(1,169,763)	6,972,651

[1]	The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2021/22 Estimates.

[2]	Administered by the Minister of Finance.

[3]	The allocation of the total voted appropriations among categories of capital expenditures is available in the Supplement to the Estimates.

[4]	Capital expenditures of service delivery agencies are disclosed for information purposes only.

ESTIMATES, 21/22

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ¹
(for the Fiscal Year Ending March 31, 2022)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
	Receipts	Disbursements	Requirement (Source)
SUMMARY
Voted Appropriations	(236,131)	602,052	365,921
Special Accounts	—	105,816	105,816
Service Delivery Agencies	—	489,600	489,600
Total	(236,131)	1,197,468	961,337

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Citizens’ Services
Strategic Real Estate Services — Development and sale of surplus properties/buildings	(1,100)	2,500	1,400
Ministry of Environment and Climate Change Strategy
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(16,000)	5,000	(11,000)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(100,000)	300,000	200,000
Local Government Act — Repayments of outstanding loans and payments of new loans to Improvement Districts by the province to purchase capital assets	(2,000)	15,000	13,000
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(2,000)	—	(2,000)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	230,000	115,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	105,816	105,816
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Tourism Development — Development of land for sale in future years	—	600	600
Ministry of Indigenous Relations and Reconciliation
Land Transfers — Acquisition of land and other assets for future final agreements	—	32,570	32,570
General Fund Total	(236,131)	707,868	471,737
Service Delivery Agencies ²	—	489,600	489,600
Total	(236,131)	1,197,468	961,337

[1]	Further information on these financing transactions is included in the relevant ministry section of the Estimates.

[2]	The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 21/22

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [1]
(for the Fiscal Year Ending March 31, 2022)
($000)

The estimated total voted disbursements among special offices, ministries, and other appropriations for revenue collected for, and transferred to, other entities are shown in the schedule below. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

			Net Cash
	Receipts	Disbursements	Requirements (Source)
Ministry of Energy, Mines and Low Carbon Innovation
Oil and Gas Commission	(41,574)	41,574	—

Ministry of Finance
BC Transit	(18,000)	18,000	—
BC Transportation Financing Authority	(441,500)	441,500	—
Cowichan Tribes	(3,700)	3,700	—
Municipalities or Eligible Entities	(34,000)	34,000	—
Rural Areas	(420,000)	420,000	—
South Coast British Columbia Transportation Authority	(368,000)	368,000	—

Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Habitat Conservation Trust	(6,500)	6,500	—

Ministry of Indigenous Relations and Reconciliation
British Columbia First Nations Gaming Revenue Sharing Limited Partnership	(58,059)	58,059	—
General Fund Total	(1,391,333)	1,391,333	—

[1]	Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 21/22

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F
(for the Fiscal Year Ending March 31, 2022)
($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of their salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year.

In the table below, the “Minister Responsible” column lists the ministers with BBMAA section 5(1) assigned responsibilities. The “Voted Appropriations in the 2021/22 Estimates” column shows the voted appropriations for which those ministers are responsible. The “Voted Appropriation Operating Expenses (net)” and “2021/22 Estimated Amount” columns show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2021/22 Estimates.

		Voted Appropriation	2021/22
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2021/22 Estimates	Expenses (net)	Amount
Premier	Office of the Premier	14,678	14,678

Minister of Advanced Education and Skills Training¹	Ministry of Advanced Education and Skills Training	2,592,081
	Capital Funding	498,391	3,090,472

Minister of Agriculture, Food and Fisheries	Ministry of Agriculture, Food and Fisheries	86,637	86,637

Attorney General¹	Ministry of Attorney General	1,254,506
	Capital Funding	388,942	1,643,448

Minister of Children and Family Development	Ministry of Children and Family Development	2,392,755	2,392,755

Minister of Citizens’ Services	Ministry of Citizens’ Services	604,304	604,304

Minister of Education¹	Ministry of Education	7,093,293
	Capital Funding	1,033,349	8,126,642

Minister of Energy, Mines and Low Carbon Innovation	Ministry of Energy, Mines and Low Carbon Innovation	100,597	100,597

Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	265,427	265,427

Minister of Finance	Ministry of Finance	395,312
	Management of Public Funds and Debt	1,339,774
	Contingencies (All Ministries) and New Programs	4,250,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	1,871,000	7,856,088

Minister of Forests, Lands, Natural Resource Operations and Rural Development	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	654,025
	Forest Practices Board	3,861	657,886

[1]	The Attorney General and the Ministers of Advanced Education and Skills Training; Education; Health; and Tourism, Arts, Culture and Sport each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 21/22

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2022)
($000)
		Voted Appropriation	2021/22
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2021/22 Estimates	Expenses (net)	Amount
Minister of Health¹	Ministry of Health	23,725,698
	Capital Funding	1,406,522	25,132,220

Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	167,803	167,803

Minister of Jobs, Economic Recovery and Innovation	Ministry of Jobs, Economic Recovery and Innovation	78,648	78,648

Minister of Labour	Ministry of Labour	17,374	17,374

Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	12,735	12,735

Minister of Municipal Affairs	Ministry of Municipal Affairs	297,530	297,530

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	886,033	886,033

Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	4,359,801	4,359,801

Minister of Tourism, Arts, Culture and Sport¹	Ministry of Tourism, Arts, Culture and Sport	156,797
	Capital Funding	120,779	277,576

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	948,948	948,948

	Total Estimated Amount		57,017,602
	Not Applicable
	Legislative Assembly	86,062
	Officers of the Legislature	84,630
	Total Voted Appropriations	57,188,294

[1]	The Attorney General and the Ministers of Advanced Education and Skills Training; Education; Health; and Tourism, Arts, Culture and Sport each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 21/22

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G
GENERAL FUND
($000)

Estimates [2]	Updated Forecast [2]		Estimates
2020/21	2020/21		2021/22
		Revenue Summary [3]
34,587,000	32,831,000	Taxation revenue	33,047,000
1,905,000	1,979,000	Natural resource revenue	2,278,000
1,528,078	1,469,934	Other revenue	1,517,606
7,974,000	10,123,000	Contributions from the Federal government	8,290,000
2,271,000	1,436,000	Contributions from the self-supported Crown corporations	1,725,000
48,265,078	47,838,934	Total General Fund Revenue	46,857,606

		Expense Summary [4]
85,014	85,014	Legislative Assembly	86,062
75,846	143,846	Officers of the Legislature	84,630
11,334	11,334	Office of the Premier	14,678
2,366,498	2,366,498	Ministry of Advanced Education and Skills Training	2,592,081
95,404	95,404	Ministry of Agriculture, Food and Fisheries	99,837
1,153,704	1,153,840	Ministry of Attorney General	1,272,501
2,223,356	2,224,446	Ministry of Children and Family Development	2,392,755
554,522	553,650	Ministry of Citizens’ Services	604,304
6,694,425	6,694,403	Ministry of Education	7,131,834
113,631	113,631	Ministry of Energy, Mines and Low Carbon Innovation	108,700
244,646	260,646	Ministry of Environment and Climate Change Strategy	301,362
839,335	1,767,619	Ministry of Finance	989,825
843,968	928,968	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	887,861
22,189,635	22,189,635	Ministry of Health	23,872,948
96,672	96,672	Ministry of Indigenous Relations and Reconciliation	178,713
78,418	77,616	Ministry of Jobs, Economic Recovery and Innovation	79,148
17,185	17,185	Ministry of Labour	17,374
12,712	12,712	Ministry of Mental Health and Addictions	12,735
148,578	149,313	Ministry of Municipal Affairs	308,198
871,118	991,693	Ministry of Public Safety and Solicitor General	900,858
3,681,835	3,681,820	Ministry of Social Development and Poverty Reduction	4,359,801
158,714	158,753	Ministry of Tourism, Arts, Culture and Sport	162,227
929,374	928,920	Ministry of Transportation and Infrastructure	948,948
1,196,835	1,247,835	Management of Public Funds and Debt	1,339,774
5,545,241	5,299,547	Other Appropriations	9,572,846
50,228,000	51,251,000	Total Appropriations	58,320,000
—	7,510,000	Supplementary Estimates	—
(20,000)	(15,000)	Elimination of transactions between appropriations [5]	(14,000)
—	(80,000)	Reversal of prior year over accruals	—
50,208,000	58,666,000	Total General Fund Expense	58,306,000
(1,942,922)	(10,827,066)	General Fund Operating Result	(11,448,394)

[1]	Figures other than appropriations have been rounded to the nearest million.

[2]	The 2020/21 Estimates and Updated Forecast amounts have been restated to be consistent with the 2021/22 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).

[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

[5]	Reflects payments made under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 21/22

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT	Schedule G
BC PROSPERITY FUND
($000)

Estimates	Updated Forecast		Estimates
2020/21	2020/21		2021/22
Revenue Summary
10,922	4,066	Investment earnings	3,394
—	—	Transfers from the General Fund	—
10,922	4,066	Total BC Prosperity Fund Revenue	3,394

Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
10,922	4,066	BC Prosperity Fund Operating Result	3,394

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]
CONSOLIDATED REVENUE FUND SUMMARY
($000)

Estimates [2]	Updated Forecast [2]		Estimates
2020/21	2020/21		2021/22
		Revenue Summary [3]
48,265,078	47,838,934	General Fund revenue	46,857,606
10,922	4,066	BC Prosperity Fund revenue	3,394
—	—	Elimination of inter-fund transfers	—
48,276,000	47,843,000	Total Consolidated Revenue Fund Revenue	46,861,000

		Expense Summary [4]
50,208,000	58,666,000	General Fund expense	58,306,000
—	—	BC Prosperity Fund expense	—
—	—	Elimination of inter-fund transfers	—
50,208,000	58,666,000	Total Consolidated Revenue Fund Expense	58,306,000
(1,932,000)	(10,823,000)	Consolidated Revenue Fund Operating Result	(11,445,000)

[1]	Figures other than appropriations have been rounded to the nearest million.

[2]	The 2020/21 Estimates and Updated Forecast amounts have been restated to be consistent with the 2021/22 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).

[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 21/22

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H
($000)

Estimates	Updated Forecast		Estimates
2020/21	2020/21		2021/22
		School Districts
7,227,100	7,595,200	Revenue	7,611,100
(7,079,500)	(7,535,100)	Expense	(7,482,100)
147,600	60,100		129,000
		Universities
5,683,800	5,412,000	Revenue	5,545,500
(5,456,800)	(5,368,000)	Expense	(5,510,400)
227,000	44,000		35,100
		Colleges and Institutes
1,480,800	1,434,300	Revenue	1,470,900
(1,463,800)	(1,455,700)	Expense	(1,496,900)
17,000	(21,400)		(26,000)
		Health Authorities and Hospital Societies
17,615,600	19,899,100	Revenue	18,271,400
(17,425,100)	(19,370,600)	Expense	(18,271,400)
190,500	528,500		—
		Community Living British Columbia
1,114,500	1,243,900	Revenue	1,314,300
(1,114,500)	(1,243,900)	Expense	(1,314,300)
—	—		—
		British Columbia Housing Management Commission
1,596,000	1,944,800	Revenue	2,047,000
(1,596,000)	(1,944,800)	Expense	(2,047,000)
—	—		—
		British Columbia Pavilion Corporation
126,400	83,200	Revenue	84,800
(134,500)	(83,100)	Expense	(106,100)
(8,100)	100		(21,300)
		British Columbia Transit
368,100	345,400	Revenue	381,900
(371,000)	(345,000)	Expense	(381,900)
(2,900)	400		—
		BC Transportation Financing Authority
694,800	634,600	Revenue	667,300
(1,458,800)	(1,398,900)	Expense	(1,494,600)
(764,000)	(764,300)		(827,300)
		Provincial Rental Housing Corporation
90,600	216,400	Revenue	101,800
(88,600)	(97,000)	Expense	(96,100)
2,000	119,400		5,700

[1]	Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 21/22

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I
(for the Fiscal Year Ending March 31, 2022)
(FTEs)

	Updated
Estimates	Forecast		Estimates
2020/21	2020/21		2021/22
31,800	32,400	Ministries and special offices (General Fund)	32,750
6,546	6,056	Service delivery agencies	6,910
38,346	38,456	Total taxpayer-supported staff utilization	39,660

[1]	Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 21/22

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Operating expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is composed of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the Government of British Columbia’s budget website at https://www.bcbudget.gov.bc.ca/. The group account classification system is described below in more detail.

Salaries and Benefits

•	Base Salaries – includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.
•	Supplementary Salary Costs – includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.
•	Employee Benefits – includes the cost of employer contributions to employee benefit plans, pensions, and other expenses related to employee salaries. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.
•	Legislative Salaries and Indemnities – includes the cost of the annual Members of the Legislative Assembly (MLA) indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the officers of the Legislature are also included.

Operating Costs

•	Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.
•	Public Servant Travel – includes travel expenses of direct government employees and officials on government business, including prescribed allowances.
•	Centralized Management Support Services – includes central agency charges to ministries for services, such as legal services.
•	Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.
•	Information Systems – Operating includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.
•	Office and Business Expenses – includes supplies and services required for the operation of offices.
•	Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.
•	Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.
•	Utilities, Materials and Supplies – includes the cost of services, such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.
•	Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.
•	Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.
•	Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.
•	Building Occupancy Charges – includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 21/22

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•	Transfers – Grants – includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.
•	Transfers – Entitlements – includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulation.
•	Transfers – Shared Cost Arrangements – includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•	Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.
•	Interest on the Public Debt includes only interest payments on the direct provincial debt borrowed for government purposes.
•	Other Expenses – includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•	Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.
•	Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•	Recoveries Within the Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue-related accounts.
•	Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for capital expenditures by each special office, ministry, and other appropriation on the basis of the category of the assets acquired. The categorization of assets is described below.

•	Land – includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.
•	Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.
•	Buildings – includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.
•	Specialized Equipment – includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.
•	Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.
•	Vehicles – includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.
•	Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.
•	Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.
•	Roads – includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

Ministry of Finance

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